EXHIBIT 10.62


                            SATELLITE LEASE AGREEMENT
                            for the AMSC-1 Satellite



                                  By and Among



                          AMSC Subsidiary Corporation,


                      American Mobile Satellite Corporation


                                       and


                   African Continental Telecommunications Ltd.











                                December 2, 1997

                                Table of Contents

                                                                          Page
                                                                          ----
         1   Satellite Lease Agreement
             --  General Terms ...........................................
                 1.1 Satellite Lease Agreement ...........................
                 1.2 Term ................................................
                     (a) Initial Lease Term ..............................
                     (b) Renewal .........................................
                 1.3 Payments From Lessee.................................
             (a) Lease Payments During Lease Term.........................
             (b) Initial Payment..........................................
             (c) Post-Offering Payment....................................
             (d) Initial AMSC Payment Expenses............................
             (e) Treatment of Initial Payment, Post-Offering Payment
                    and Initial AMSC Payment Expenses.....................
             (f) Manner of Payment........................................
             (g) Late Payment.............................................
             (h) Taxes
                 1.4 Return or Retirement of Satellite Upon Expiration of
                        Lease Term or Termination of Lease ...............

         2   Steps To Be Taken Before Relocation of Satellite.............
                 2.1 Relocation of Satellite .............................
                 2.2 In-Orbit Insurance ..................................
                 2.3 Lessee to Secure TT&C Facilities and
                        Service to Receive and Operate Satellite .........

         3   Obligations and Covenants of Lessee .........................
                 3.1 Enabling the Satellite to Continue to
                        Occupy Relocated Orbital Position ................
                 3.2 Notice of Problems Involving Satellite...............
                 3.3 Use of Fully-Qualified Personnel.....................
                 3.4 Satellite Operation:  Compliance With Specified Operating
                        Procedures and Applicable Legal Requirements .....
                 3.5 TT&C.................................................
                 3.6 Frequency Coordination...............................
                 3.7 Safe Operation.......................................

                 3.8 Reporting............................................
                 3.9 Government Approvals For Use of Satellite, Etc.......
                 3.10 Additional Guarantees...............................
                 3.11 Cooperation and Support in Obtaining and
                        Maintaining Insurance.............................
                 3.12 Additional Financial Obligations and Covenants......
                      (a) Delivery of Business Plan.......................
                      (b) Delivery of Financial Information...............
                      (c) Actions Requiring Approval of Lessor During Start-Up.
                      (d) Other Actions Requiring Approval of Lessor......
                      (e) Resolution of Disputes..........................
                      (f) Escrow of Securities............................
                      (g) Definitions.....................................

         4   Other Rights and Obligations of Lessor.......................
                 4.1 Rights...............................................
                      (a) Inspection......................................
                      (b) Action to Protect Satellite.....................
                      (c) Testing.........................................
                 4.2 Certain Responsibilities of Lessor...................
                      (a) Documentation...................................
                      (b) Performance Tests...............................
                      (c) U.S. and Canadian Government Approvals
                              For Relocation and Export of the Satellite..
                      (d) Timing of Delivery of Satellite.................

         5   Termination Rights; Effect of Termination; Lease Continuation.
                 5.1 Lessee's Right to Terminate in
                       Certain Circumstances..............................
                 5.2 Lessor's Right to Terminate in
                       Certain Circumstances..............................
                 5.3 Lessor's Right to Terminate in
                       Certain Additional Circumstances...................
                 5.4 Lessor's and Lessee's Rights to Terminate
                       in Event of Total Loss or Constructive Total Loss .
                 5.5 Lessor's Right to Terminate If Lessee's TT&C
                       Contract Is Not In Place...........................
                 5.6 Lease Continuation in Less Than Total or
                       Constructive Total Loss............................

         6   Events of Default; Remedies..................................
             (a) Events of Default........................................
             (b) Remedies.................................................

         7   Limitation of Liability and Indemnification .................
                 7.1 Limitation on Lessor's Liability.....................
                 7.2 Lessee's Indemnification of Lessor...................
                 7.3 No Consequential, Etc. Damages.......................
                 7.4 Employees of Lessor..................................

         8   Subordination and Assignment ................................
                 8.1 Security Interests and Secured Parties...............
                 8.2 Lessor's Right To Assign.............................
                 8.3 Lessee Assignment....................................

         9   Guarantee of Lessee's Obligations ...........................

         10  Representations and Warranties of AMSC and AMSC Parent.......
                 10.1 AMSC................................................
                 10.2 AMSC Parent.........................................

         11  No Warranties and Representations Relating to the Satellite .
                 11.1  No Warranties......................................

         12  Representations and Warranties of Lessee.....................
                 12.1 Lessee..............................................

         13  General Provisions ..........................................
                 13.1 Binding Effect......................................
                 13.2 Third-Party Rights; Relationship of Parties.........
                 13.3 Notices.............................................
                 13.4 Waiver of Breach/Remedies...........................
                 13.5 Applicable Law......................................
                 13.6 Dispute Resolution..................................
                 13.7 Counterparts and Formal Date........................
                 13.8 Captions............................................
                 13.9 Entire Understanding................................
                 13.10 Dollar Amounts.....................................
                 13.11 Lessee's Payment Obligations.......................
                 13.12 Guarantee of Lessor's Obligations..................
                 13.13 Technical Operations Committee.....................
                 13.14 Lease Characterization.............................

                                    Exhibits


Exhibit A:              Certain Defined Terms

Exhibit B:              Form of Certificate of Lessee [and Guarantor]

Exhibit C:              Form of Guarantee

Exhibit D:              Choice of Law Agreement





                                    Schedules


Schedule 1.3            Wire Transfer Instructions of the Lessor

Schedule 2.1            Satellite Relocation, Acceptance and Test Plan

Schedule 2.3            Lessee's TT&C Facilities and Services

Schedule 3.8            Reporting Schedule

Schedule 3.12           Officers and Directors Placing Securities in Escrow

Schedule 5.1 and 5.2    Government Approvals and Consents to Relocate
                        the Satellite and Consummate the Lease Transactions

Schedule 10.1           AMSC Consents

Schedule 10.2           AMSC Parent Consents

Schedule 12.1(d)        Lessee Consents

Schedule 12.1(e)        Founders and Their Ownership Interests

                            SATELLITE LEASE AGREEMENT

         This SATELLITE LEASE AGREEMENT ("Lease") is made as of the 2nd day of December, 1997, by and among AMSC Subsidiary Corporation, a corporation incorporated under the laws of Delaware, with offices located at 10802 Parkridge Boulevard, Reston, Virginia 20191-5416 ("AMSC" or "Lessor"); American Mobile Satellite Corporation, a Delaware corporation ("AMSC Parent"); and African Continental Telecommunications Ltd., a Gibraltar company ("Lessee").

     Capitalized terms used in this Lease and not defined elsewhere in this Lease shall have the meanings set forth in Exhibit A.
                                           ---------

                                    RECITALS:

      1. AMSC is the owner and operator of the Satellite known as "AMSC-1" or "MSAT-2," which is currently located in geosynchronous orbit at 101(degree) West Longitude.

      2. The Lessee wishes to lease the Satellite from the Lessor and relocate it to the Relocated Orbital Position.

      3. The Lessor is entering into a Purchase Agreement (the "Purchase Agreement") with TMI Communications and Company, Limited Partnership ("TMI") pursuant to which the Lessor will purchase a one-half undivided interest in TMI's satellite and transfer all telecommunications traffic on the Satellite to the TMI Satellite on or prior to the relocation of the Satellite to the Relocated Orbital Position.

      4. The parties are entering into this Lease to set forth their agreement as to the terms and conditions upon which the Lessee shall lease the Satellite from the Lessor.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


1.    Satellite Lease Agreement
      -- General Terms
      -------------------------

         1.1 Satellite Lease Agreement.  Subject to the terms and conditions of
             -------------------------
this Lease, the Lessor shall lease the Satellite to the Lessee.

         1.2 Term
             ----
             (a) Initial Lease Term. The initial term of the Lease (the "Initial
                 ------------------
Lease Term") shall commence on the Start Date and shall terminate on the fifth anniversary of the Start Date, unless this Lease is earlier terminated pursuant to Section 5.

             (b) Renewal.  By written notice given no later than the date which
                 -------
is two years and one hundred eighty-three days after the Start Date (and provided this Lease has not earlier been terminated pursuant to Section 5), the Lessee shall have the right to extend the term of the Lease to the End of Life of the Satellite (the "Renewal Term"), provided that there is not as of the giving of such written notice an Event of Default, and there is not as of the end of the Initial Lease Term an Event of Default. The Renewal Term shall be governed by all of the same terms and conditions of this Lease. "Lease Term" shall mean the Initial Term and, if extended as provided herein, the Renewal Term.

         1.3 Payments From Lessee
             --------------------

             1.3.1(a)  Lease Payments During Lease Term. In consideration of the
                       --------------------------------
lease of the Satellite to the Lessee during the Initial Term, the Lessee shall pay the Lessor an aggregate of One Hundred Ninety Million Dollars ($190,000,000) consisting of annual Lease payments of Thirty-Eight Million Dollars ($38,000,000) (net of all taxes, assessments, charges, levies or duties as provided in Section 1.3(h) of this Lease). Lease payments shall be deemed to include payments owed to AMSC as consideration for the license of intellectual property and software owned by AMSC and licensed to the Lessee pursuant to the separate License Agreement being entered into simultaneously herewith.

             1.3.1(b)  Initial  Payment.  On  the Satellite  Contract  Date, the
                       ----------------
Lessee shall pay the initial Seven Million Five Hundred Thousand Dollar ($7,500,000) portion of the Initial Payment to the Lessor, and no later than the date forty-five (45) days after the Satellite Contract Date, the Lessee shall pay the remaining Two Million Five Hundred Thousand Dollar ($2,500,000) portion of the Initial Payment to the Lessor.

             1.3.1(c)  Post-Offering   Payment.   Within  ten  (10)  days  after
                       -----------------------
successful completion of the Offering, the Lessee shall make the Post-Offering Payment to the Lessor.

             1.3.1(d)  Initial  AMSC Payment  Expenses.  On the Start Date,  the
                       -------------------------------
Lessee shall pay to AMSC an amount equal to the Initial AMSC Payment Expenses that the Lessee has theretofore directed to be made by the Lessor, as presented in writing to the Lessee by AMSC, with such reasonable backup documentation as may be reasonably requested by the Lessee.

             1.3.1(e) Treatment of Initial Payment, Post-Offering Payment and Initial AMSC Payment Expenses
                       ---------------------------------------------------

                   (i) Except to the extent another disposition of such amounts is provided for in this Lease, the Initial Payment and the Post-Offering Payment shall be applied against and up to the amount of future lease payments in reverse order from the end of the Lease Term as they are owed pursuant to this Lease (if the renewal option referred to in Section 1.2(b) is exercised, the Initial Payment and the Post-Offering Payment shall be applied to the last year of the Renewal Term).

                   (ii) The Initial Payment, the Post-Offering Payment and the Initial AMSC Payment Expenses shall be the property of the Lessor and are nonrefundable except as provided in Section 5 of this Lease.

             1.3.1(f)  Manner  of  Payment.  Lease  payments  shall  be due and
                       -------------------
payable to the  Lessor  quarterly  in  arrears  on the last day of March,  June,
September and December during the Lease Term. The initial quarterly Lease payment and the final quarterly Lease payment shall be prorated as appropriate to reflect the actual number of days in that payment period, if such period is less than a full calendar quarter. Amounts due and payable to the Lessor pursuant to this Lease shall be paid to the Lessor's account in the United States, or upon Lessor's direction to an account in Canada, and in the manner provided on Schedule 1.3 or in such other manner as may be designated from time
            ------------
to time by the Lessor. All payments by the Lessee shall be deemed to be made only upon receipt of collected funds.

             1.3.1(g)  Late Payment.  Any  payment  due  from  the Lessee to the
                       ------------
Lessor that is not received by the Lessor on the date that it is due shall be subject to a late payment charge at a rate of one percent (1.0%) per month on such overdue amount from the due date until it is actually received, provided that if payment is received within five (5) days of the due date, interest shall not be due from the Lessee as a result of the late payment.

             1.3.1(h)  Taxes.  The  Lessee shall indemnify and hold harmless the
                       -----
Lessor for any and all taxes, assessments, charges, levies or duties ("Taxes") which may be asserted by any local, state or national governmental entity as a result of the Lease other than any such Taxes imposed on the gross or net income of the Lessor or Taxes in the nature of franchise or doing business Taxes which would not have been imposed on the Lessor but for the activities of the Lessor, other than in connection with the Lease, with the exception of any income taxes imposed on the Lessor in its home jurisdiction. The Lessor shall cooperate with the Lessee at Lessee's reasonable request to make such filings as may be necessary or appropriate to recover taxes pursuant to this Section that can be rebated only to the Lessor or with Lessor's assistance and upon any such rebate to the Lessor shall pay over such rebate to the Lessee. If the Lessor is required by law to pay or pays any such Taxes, the Lessee shall promptly reimburse the Lessor for such payments within thirty (30) days from the date of Lessor's invoice to the Lessee for same, provided that the Lessor shall, to the extent reasonably practicable, give the Lessee reasonable advance notice of the

Lessor's proposed payment of such Taxes and the Lessee shall have fifteen (15) days after receipt of such notice to give the Lessor written notice that the Lessee requests that the Lessor not pay such claim and that the Lessee shall undertake the contest of such Taxes (with counsel subject to the Lessor's consent, not to be unreasonably withheld, and with the Lessor having the right to participate in such contest at its own expense) and shall indemnify the Lessor for any Taxes or other amounts which may be due by the Lessor (including amounts due as a result of delay in payment and contest), provided further that the Lessee shall have no such right to require the Lessor not to pay such Taxes and to assume control of the contest if the failure to pay the Taxes and to contest involves any risk of criminal liability to the Lessor or other harm to the Lessor or the Lessor's business which harm to the Lessor it is reasonably determined may not be adequately compensated for by the payment of money pursuant to the indemnification provided in this Section. In the event the Lessor does business in Africa other than in connection with this Lease and transactions related to this Lease, and as a result of which conduct business Taxes are imposed on the Lessor, the Lessor, and not the Lessee, shall be responsible for such Taxes. Notwithstanding the foregoing, the Lessee shall not be required to indemnify the Lessor for Taxes that would not have been imposed but for the gross negligence or willful misconduct of the Lessor.

         1.4 Return or Retirement of Satellite
             Upon Expiration of Lease Term
             or Termination of Lease
             ---------------------------------

             1.4.1(a) Upon the expiration of the Lease Term, the Lessor shall remove the Satellite from the Relocated Orbital Position and shall, at the option of the Lessor and, except as provided in this Lease, at Lessor's risk, either relocate the Satellite to the Returned Orbital Position or retire the Satellite by removing it from geostationary orbit; provided that if at the end of the Renewal Term, if the relocation or removal of the Satellite results in a collision to another satellite and the Lessee is not at fault, then the Lessor shall indemnify the Lessee from any claims with respect to such damage; provided further that in no event shall the Lessor have any liability to the Lessee, the Lessee's customers or suppliers, or any other person related to the Lessee. The Lessor shall have the sole right to determine whether the Satellite is to be returned or retired, and shall use its best efforts to notify the Lessee of its choice nine (9) months prior to the expiration of the Lease Term. The Lessee shall be responsible for the costs associated with the removal or relocation of the Satellite in an amount not to exceed Six Hundred Thousand Dollars ($600,000), and assuming a rate of drift no slower than one degree of longitude per day, provided that Lessee's responsibility hereunder shall not exceed one hundred twenty (120) days at the Lessee's expense.

2.  Steps To Be Taken Before
    Relocation of Satellite
    ------------------------

             2.1 Relocation of Satellite.  The relocation shall be in accordance
                 -----------------------
with the Satellite Relocation Plan attached to this Lease as Schedule  2.1.  The
                                                             -------------
Relocation Commencement Date will begin within twenty-one (21) days after the Satellite Relocation Date, adjusted for delays not caused by the Lessor. The rate of drift of the Satellite shall be at no more than one degree of longitude per day.

             2.2 In-Orbit Insurance.
                 ------------------

                 2.2.1(a)   The  Lessor  shall  exercise  reasonable  commercial

efforts to obtain in-orbit insurance for the Satellite from the Start Date (including coverage of drift and inversion) on substantially the terms of, and at a premium rate not in excess of the premium rate under, the Lessor's in-orbit insurance policy in effect for the Satellite as of October 4, 1997, a copy of which shall be delivered to the Lessee in connection with the execution of this Lease (with additional endorsements consistent with this Section 2.2 and Article
5) and in the aggregate amount of $150,000,000; provided that the Lessor may for its own account obtain insurance in excess of such $150,000,000, and provided further that as of the On Station Acceptance Date, the Lessor's only obligation to the Lessee with respect to in-orbit insurance shall be to maintain insurance in amounts for which the Lessee is to be the beneficiary (i.e., up to Fifty Million Dollars ($50,000,000)). The Lessor shall make the Lessee the beneficiary for one-third of the amount of such $150,000,000 (if available) of insurance, provided that in the event that a lesser amount of insurance is available on commercially reasonable terms (including as a result of diminished insurable Satellite value over time), the Lessee shall be named beneficiary for one-third of such lesser amount. In the event the Lessor determines that insurance on such terms and such amount is unavailable, the Lessor shall not be required to insure either its own interest or the Lessee's interest in the Satellite. The Lessee and the Lessor shall each cooperate and take such actions as may be requested by the other in connection with securing the insurance and complying with all insurance policies secured. The in-orbit insurance policies shall provide that to the extent proceeds are paid under the policies and the Lessee has breached policy requirements or if an Event of Default under Sections 6(a)(i), (v) or
(vii) has occurred, the Lessor shall be entitled to the Lessee's interest in the policy and proceeds thereof, which shall be paid to the Lessor, provided that in the event of an Event of Default under Section 6(a)(i) or 6(a)(v), the Lessor shall be entitled only to amounts owing and remaining to be owed to the Lessor under or in connection with the remainder of the Lease.

                 2.2.1(b) The Lessor shall bear the premium and expenses of insurance on the Lessee's interest.

             2.3 Lessee  to  Secure TT&C  Facilities  and Service to Receive and
                 ---------------------------------------------------------------
Operate  Satellite.
------------------

                 2.3.1(a) The Lessee shall design and build TT&C facilities in accordance with the requirements set forth on Schedule 2.3.
                                               ------------

                 2.3.1(b) The Lessee shall arrange to obtain TT&C Services from a provider and pursuant to terms and conditions acceptable to the Lessor to enable the Satellite to be received and operated at the Relocated Orbital Position during the Lease Term.

3.       Obligations and Covenants of Lessee
         -----------------------------------

The Lessee hereby agrees and covenants with the Lessor that the Lessee shall faithfully and diligently perform, at the Lessee's sole cost and expense, each of the covenants set forth in this Lease, including without limitation, those set forth in this Section 3.

         3.1 Enabling  the  Satellite  to Continue to Occupy  Relocated  Orbital
             -------------------------------------------------------------------
Position. The Lessee shall satisfy all Applicable Legal Requirements (other than
--------
FCC and Canadian government approvals and any other Applicable Legal Requirements that the Lessor is responsible for satisfying) to enable the Satellite to occupy and operate from the Relocated Orbital Position throughout the Lease Term, and shall provide the Lessor with quarterly status reports and evidence as to the Lessee's satisfaction of such obligation promptly at the end of each calendar quarter during the Lease Term.

         3.2 Notice of Problems Involving Satellite.  Throughout the Lease Term,
             --------------------------------------
the Lessee shall as promptly as practicable provide written notice to the Lessor of any performance problems or anomalies with respect to the Satellite of which the Lessee is aware.

         3.3 Use of  Fully-Qualified  Personnel.  Throughout the Lease Term, the
             ----------------------------------
Lessee shall permit only fully-qualified personnel to operate the Satellite or be involved in communications to or from the Satellite; for this purpose, "fully-qualified personnel" shall be deemed to be those personnel with substantially the level and quality of experience and background, and in substantially equivalent numbers, as are employed or under contract in like activities on behalf of the Lessor with respect to the Satellite on the date hereof and including, without limitation, Telesat personnel.

         3.4 Satellite Operation: Compliance With Specified Operating Procedures
             -------------------------------------------------------------------
and Applicable Legal  Requirements.  Throughout the Lease Term, the Lessee shall
----------------------------------
operate the Satellite and install, operate and maintain in good working order ground facilities and equipment for transmitting signals to, and receiving signals from, the Satellite ("Lessee-Provided Facilities") in compliance with all applicable Satellite operating procedures and operational limitations, if any, issued by the Satellite's manufacturer and/or subcontractors, as well as Applicable Legal Requirements now or hereafter existing or arising and pursuant to such additional requirements as may be reasonably directed by the Lessor to ensure the health and safe operation of the Satellite.

         3.5 TT&C
             ----

             3.5.1(a) Throughout the Lease Term, the Lessee shall maintain or cause to be maintained TT&C facilities from which to control the operation of the Satellite and provide or cause to be provided TT&C Services for the Satellite that are of a quality and level consistent with satellite industry standards, and consistent with the terms and requirements set forth in this Lease.

             3.5.1(b) Without limiting the obligation of the Lessee as set out in Section 3.5(a) above, the Lessee acknowledges and agrees that the Lessor may at any time, and from time to time, when the Lessor determines, through action of an executive officer of the Lessor, that, absent such intervention, a reasonable fully-qualified person would determine that it is necessary or appropriate for the health or safe operation of the Satellite, when an Event of Default has occurred or when this Lease has otherwise terminated, assume control for directing the activities of the TT&C Services provider under the TT&C Services contract with respect to the Satellite, without incurring liability of any kind to the Lessee, except for the Lessor's gross negligence or willful misconduct, it being agreed that actions taken under the direction of an executive officer of the Lessor will not constitute gross negligence. Except in situations involving the health or safety of the Satellite or an Event of Default, Lessor shall endeavor to minimize the adverse impact of such activities on the Lessee's business. For this purpose, the Lessee hereby irrevocably and unconditionally appoints and authorizes the Lessor individually as its attorney to issue to the Lessee's TT&C Services provider (or any successor or assign of such TT&C Services provider) any or all commands, directions and instructions, and provide all data as is necessary or desirable for the performance of TT&C on the Satellite. The Lessee further acknowledges and agrees to execute simultaneously with the signing of this Lease a letter to the Lessee's TT&C Services provider in form and substance satisfactory to the Lessor, acting reasonably, which confirms the authority granted to the Lessor pursuant to this
Section 3.5(b). The obligation to pay the Lessee's TT&C Services provider for TT&C Services under the TT&C Services contract (or otherwise) shall at all times and under all circumstances remain with the Lessee.

         3.6 Frequency Coordination. Throughout the Lease Term, the Lessee shall
             ----------------------
coordinate electromagnetic spectrum for the operation of the Satellite at the Relocated Orbital Position and shall satisfy all Applicable Legal Requirements and established practices and procedures for such coordination. The Lessor shall have the right to monitor the coordination process, including the right to attend frequency coordination meetings (which shall be at the expense of the Lessee if, in the Lessee's reasonable judgment, such attendance is required by Applicable Legal Requirements, but otherwise, at the expense of the Lessor). The Lessee shall provide the Lessor with quarterly reports as to the coordination process and shall provide evidence reasonably acceptable to the Lessor that Applicable Legal Requirements with respect to coordination have been satisfied.

         3.7 Safe  Operation.  Throughout the Lease Term and until such time (if
             ---------------
any) as the Satellite is removed from the Relocated Orbital Position, the Lessee shall not operate or use the Satellite or any portion thereof in a manner which would or could reasonably be expected to:

                     (i)   damage the Satellite;

                     (ii) damage any other in-orbit satellite or any portion thereof; or

                     (iii) interfere  with  the  use  or operation  of any other satellite or any portion thereof.

         3.8  Reporting.  During the Lease Term,  the Lessee  shall  provide the
              ---------
information  described in, and on the  frequency set forth in,  Schedule 3.8, in
                                                                ------------
such form and specificity as would be standard under similar circumstances in the satellite industry. In addition, during the Lease Term, the Lessee shall provide additional reports relating to any events or anomalies relating to the Satellite as may be reasonably necessary or appropriate (i) for the Lessor to evaluate whether performance incentive payments are due to the Satellite's manufacturers with respect to the Satellite and to take action with respect thereto, (ii) for securing and maintaining insurance covering the Satellite,
(iii) in connection with the Lessor's financial transactions, reporting obligations under Applicable Legal Requirements and the preparation of disclosure documents pursuant to Applicable Legal Requirements, (iv) to comply with Applicable Legal Requirements, and (v) for other reasonable purposes. The Lessor acknowledges that the Lessee shall not be responsible for performance incentive payments due to the Satellite's manufacturer.

         3.9 Government Approvals For Use of Satellite,  Etc. Except as noted in
             ------------------------------------------------
Section 3.1 about FCC and Canadian government approvals, the Lessee, and not the Lessor, shall have responsibility for obtaining and maintaining all necessary approvals of governmental entities and international organizations to use the Satellite, including but not limited to rights to the Relocated Orbital Position, securing rights to use the coordinated L-band and Ku-band frequencies suitable for the Satellite, and all approvals needed to operate the TT&C facilities and provide the TT&C Services contemplated to be provided by the Lessee by this Lease. The Lessor shall cooperate with the Lessee in all reasonable respects in Lessee's efforts to secure and maintain such approvals.

         3.10  Additional  Guarantees.  If, in the  opinion of the  Lessor,  the
               ----------------------
additional financial assurances of one or more parents or subsidiaries of the Lessee are reasonably required, then upon the request of the Lessor, the Lessee shall obtain a written guarantee, substantially in the form of the guarantee referred to in Section 9 of this Lease, from such parents and/or subsidiaries.

         3.11  Cooperation and Support in Obtaining and  Maintaining  Insurance.
               ----------------------------------------------------------------
The Lessee shall cooperate with the Lessor in the process of obtaining and maintaining insurance relating to the Satellite, including in-orbit insurance. The Lessee shall provide the Lessor access to all technical information and reports it may have, or may obtain, from Lessee's own technical staff or outside contractors which may reasonably be required in order to obtain and maintain insurance on the most beneficial terms to the Lessor or the Lessee. The Lessee shall also provide the Lessor reasonable access to its satellite technical staff or outside contractors for purposes of insurance presentations or claim prosecution.

         3.12 Additional Financial Obligations and Covenants
              ----------------------------------------------

         The Lessee hereby agrees and covenants with the Lessor that it shall faithfully and diligently perform, at its cost and expense, each of the covenants set forth in this Section 3.12.

             3.12.1(a)  Delivery  of Business  Plan. The Lessee shall deliver to
                        ---------------------------
the Lessor on or prior to the date hereof, a copy of the Lessee's final business plan, which shall address the business of the Lessee and affiliates through the end of the Initial Lease Term (the "Business Plan");

             3.12.1(b)  Delivery  of  Financial  Information.  The  Lessee shall
                        ------------------------------------
deliver to the Lessor:

                     (i) Within 120 days of the end of each fiscal year of the Lessee, the Lessee's annual audited consolidated financial statements, showing the consolidated financial condition and results of operations of the Lessee and its Subsidiaries for such fiscal year, prepared in accordance with GAAP and accompanied by an unqualified opinion thereon by a firm of independent certified public accountants;

                     (ii) Within 45 days of the  end of  each  half  year of the
             Lessee's   fiscal  year,  the  unaudited   consolidated   financial
             statements of the Lessee showing the consolidated financial condition and results of operations of the Lessee and its Subsidiaries for such half year, together with a certificate of an officer of the Lessee that such financial statements have been prepared in accordance with GAAP;

                     (iii) Within 30 days of the end of each month, such monthly financial reports as are ordinarily prepared for the senior management or Boards of Directors of the Lessee showing their consolidated financial condition and results of operations for the preceding month;

                     (iv) Within  30 days  of  its  adoption, but in any case no later than 30 days after the start of the Lessee's fiscal year, a copy of the annual consolidated budget of the Lessee and its Subsidiaries for such fiscal year; and

                     (v) Within 10 days of their distribution to the stockholders of the Lessee, copies of any circulars or other documents or information that are distributed by the Lessee to its stockholders.

                 3.12.1(c) Actions Requiring Approval of Lessor During Start-up.
                           ----------------------------------------------------
Until Net Services Revenue exceeds the annual Lease payment, neither the Lessee nor any Guarantor under Section 9 shall take any of the following actions without the Lessor's written approval in advance, which approval shall not be unreasonably withheld:

                     (i) Fund any capital expenditure in excess of Five  Million
             Dollars related to any Second Generation Satellite other than through Subsequent Financing;

                     (ii) Make  an  acquisition  or  investment  with a value in excess of Five Million Dollars in another company or business (whether by the acquisition of stock or any other interest, or the acquisition of assets), or otherwise enter into any business, other than as contemplated by the Business Plan or entirely through Subsequent Financing; or

                     (iii) Declare or pay any dividends.

                 3.12.1(d) Other Actions Requiring  Approval of Lessor.  During
                           -------------------------------------------
the Term of the Lease, neither the Lessee nor any Guarantor under Section 9 shall take any of the following actions without the Lessor's written approval in advance, which approval shall not be unreasonably withheld:

                     (i) Incur any debt  whose obligations  would rank senior to the payment obligations of the Lessee pursuant to the Lease; or

                     (ii) Sell,  lease,  transfer  or  otherwise  dispose of any assets other than in the ordinary course of business.

                 3.12.1(e) Resolution of Disputes.  The  parties  to this  Lease
                           ----------------------
confirm that, in the event of a dispute over the applicability of Sections 3.12(c) or (d), including the need for and reasonableness of Lessor approval, the expedited arbitration procedures of Section 13.6 shall be used.

                 3.12.1(f) Escrow  of  Securities.  Immediately  prior  to  the
                           ----------------------
Offering, the Lessee shall cause each of the  officers  and  directors  named in
Schedule 3.12,  as  holders  of the issued and outstanding  shares of the equity
-------------
securities of the Lessee and any Guarantor, to place their respective shares of the Lessee and any Guarantor in escrow with a financial institution and on terms reasonably acceptable to the Lessor; provided that with respect to each of these officers and directors:

                     (i) One half of their shares of such equity securities shall be released from escrow on the Release Date; and

                     (ii) All  of  their  remaining  shares  of  such  equity
             securities shall be released one year after the Release Date.

                     (iii) It  is  understood  that  only  shares  issued to the named officers and/or directors as of the Offering date will be included in this escrow. Any shares issued subsequent to the Offering to one of the officers or directors covered by this clause either by purchase or pursuant to an employee stock option plan shall not be covered by this escrow.

                 3.12.1(g) Definitions.   For purposes of this Section 3.12, the
                           -----------
following terms shall have the following meanings:

                 "GAAP"  shall mean  generally  accepted  accounting  principles
                  ----
             consistently applied in the United States.

                 "Net Services  Revenue" shall mean the amount  recognized under
                  ---------------------
             GAAP as revenue earned by the Lessee from the sale of the Satellite's services during the Lessee's preceding four fiscal quarters, less any allowance for bad debts. Net Services Revenue as defined herein shall exclude any revenue, income or dividends of Lessee's service providers even if Lessee has an investment therein.

                 "Release Date" shall mean the later of the  Commercial  Service
                  ------------
             Date or the first anniversary of the Offering.

                 "Second  Generation  Satellite"  shall mean any satellite other
                  -----------------------------
             than the Satellite that is operated by the Lessee or its Subsidiaries or that the Lessee or its Subsidiaries intend to operate.

                 "Subsequent  Financing"  shall  mean debt or  equity  financing
                  ---------------------
             obtained after the Offering.


4.       Other Rights and Obligations of Lessor
         --------------------------------------

         4.1 Rights.  From the date hereof and  throughout  the Lease Term,  the
             ------
Lessor shall have the following specific rights, in addition to any other rights the Lessor may have under applicable law.

             4.1.1(a) Inspection.  The  Lessor shall have the right, but not the
                      ----------
obligation, to inspect all TT&C facilities and Lessee-Provided Facilities and associated facilities and equipment which are used by the Lessee (or by a third party under the authority of the Lessee) to transmit signals to and receive signals from the Satellite. Such inspections shall be at the Lessor's expense, shall be conducted during normal business hours, and shall be conducted so as not to unreasonably interfere with Lessee's business. The Lessor shall provide the Lessee reasonable advance notice of such inspections.

              4.1.1(b)  Action  to  Protect  Satellite.   Without  limiting  the
                        ------------------------------
generality of Section 3.5(b) above, if circumstances occur which, in the Lessor's reasonable judgment, pose a threat to the health or safety of the Satellite, the Lessor shall have the right, by direction of an executive officer of the Lessor, to take appropriate action to protect the Satellite, including without limitation issuing binding commands, directions and instructions to Lessee's TT&C Services provider, and to provide to such TT&C Services provider all data as necessary to meet any performance specifications applicable to the Satellite and/or to safeguard the health of the Satellite, without the Lessor incurring any liability to the Lessee, except for the Lessor's gross negligence or willful misconduct, it being agreed that actions taken under the direction of an executive officer of the Lessor will not constitute gross negligence. To the extent reasonably practicable, the Lessor shall provide the Lessee with prior notice of any such action it proposes to take.

             4.1.1(c)  Testing.  Without  the Lessor incurring  liability to the
                       -------
Lessee, the Lessor shall have the right to suspend Lessee's communications with the Satellite on such notice as is reasonable under the circumstances for purposes of testing in connection with a failure or suspected failure of a component or subsystem of the Satellite or in response to an order of a court or governmental agency, or to determine the cause or source of any interference. Except in situations involving the health or safety of the Satellite or an Event of Default, the Lessor shall endeavor to minimize the adverse impact of such activities on the Lessee's business.

         4.2 Certain Responsibilities of Lessor.
             ----------------------------------

             4.2.1(a)  Documentation.  The  Lessor shall provide the Lessee with
                       -------------
the documentation it uses to operate the Satellite, subject to applicable export control and other Applicable Legal Requirements, approvals for which shall be the responsibility of the Lessor at Lessor's expense.

             4.2.1(b)  Performance  Tests.  The  Lessor shall  perform the North
                       ------------------
American Performance Tests and the African Performance Tests in accordance with the Test Plan included in Schedule 2.1 and shall provide the Lessee with a written report of the results of such Performance Tests within fourteen (14) days after completion of the applicable Performance Tests.

             4.2.1(c) U.S. and  Canadian Government Approvals For Relocation and
                      ----------------------------------------------------------
Export  of  the  Satellite.   The  Lessor,  and  not  the  Lessee,   shall  have
--------------------------
responsibility for obtaining and maintaining all necessary U.S. and Canadian government approvals (including FCC and export control approvals) for the relocation and export of the Satellite to the Relocated Orbital Position. The Lessee shall cooperate with the Lessor and supply such information and other assistance as the Lessor may reasonably request in the Lessor's efforts to obtain and maintain such approvals.

             4.2.1(d)  Timing  of Delivery of  Satellite.  The Lessor  shall use
                       ---------------------------------
best efforts to deliver the Satellite to the Relocated Orbital Position within twelve (12) to fifteen (15) months after the Start Date, such period to be adjusted for delays not caused by the Lessor, including but not limited to regulatory delays in securing approvals for relocation and export of the Satellite and delays due to the Lessee's failure to perform any of its obligations under this Lease.


5.       Termination Rights; Effect of Termination; Lease Continuation
         -------------------------------------------------------------

         5.1 Lessee's Right to Terminate in Certain Circumstances
             ----------------------------------------------------

                 (a) The Lessee shall have the right to terminate the Lease in the following circumstances:

                     (i) If the Lessor fails despite its  reasonable  commercial efforts to obtain all necessary American and Canadian government approvals or consents to relocate the Satellite or to consummate the transactions contemplated hereby on or before March 15, 1998 (attached to this Lease at Schedule 5.1 is the Lessor's current
                                         -------------
             understanding of such approvals and consents); or

                     (ii) By   written  notice  given  within  seven  (7) days
             after receipt of the North American Performance Tests report pursuant to Section 4.2(b), if the report demonstrates that the Satellite does not meet the Minimum Performance Specifications; or

                     (iii) If the Lessor suffers a Bankruptcy Event on or before the Relocation Commencement Date; or

                     (iv) If  in-orbit  insurance  on  the  terms  set  forth in
             Section 2.2 is not secured by the Start Date.

                 (b) If the Lease is terminated pursuant to Section 5.1(a) above, the Lessor shall refund to the Lessee the difference between (i) all Lease payments made by the Lessee, including the Initial Payment and the Post-Offering Payment, less (x) the Initial AMSC Payment Expenses and CMIS Expenses, (y) the unreimbursed Space Segment Expenses, and (z) $5,000,000 in the case of a termination under Section 5.1(a)(ii)-(iv), and (ii) any insurance paid or payable to the Lessee in respect of the event giving rise to termination of the Lease, and all Ground Segment Contracts (except for the License Agreement in accordance with its terms) to which the Lessor is party shall automatically and simultaneously terminate without penalty to the Lessor. The parties acknowledge that such amount is a reasonable pre-estimate of the damages suffered by the Lessor or the Lessee, as the case may be, in the event of such termination, and the costs and expenses incurred by the Lessor or the Lessee, as the case may be, in pursuing this transaction.

         5.2 Lessor's Right to Terminate in Certain Circumstances
             ----------------------------------------------------

                (a) The Lessor shall have the right to terminate the Lease in the following circumstances:

                     (i) If  the  Lessor fails despite its reasonable commercial efforts to obtain all necessary American government approvals or consents to relocate or sell its interest in the Satellite or to consummate the transactions contemplated hereby on or before April 30, 1998 (attached to this Lease at Schedule 5.2 is the
                                                            -------------
             Lessor's  current understanding of such approvals and consents); or

                     (ii) If  the  Lessor  fails  despite  its  reasonable
             commercial efforts to obtain all necessary Canadian and American government approvals or consents to relocate the TMI Satellite or to consummate the transactions contemplated by the Purchase Agreement on or before April 30, 1998 (attached to this Lease at
             Schedule 5.2  is  the  Lessor's  current  understanding  of  such
             ------------
             approvals  and consents); or

                     (iii) If  there  is  a  material adverse change  in  the
             condition of the TMI Satellite prior to the Relocation Commencement Date; or

                     (iv) Subject to clause (d) below, if in-orbit  insurance on the  terms  set  forth  in  Section 2.2 is not secured by the Start
             Date.

                 (b) If the Lease is terminated pursuant to Section 5.2(a) above, the Lessor shall refund to the Lessee the difference between (i) all Lease payments made by the Lessee, including the Initial Payment and the Post-Offering Payment, less the Initial AMSC Payment Expenses and CMIS Expenses and less the unreimbursed Space Segment Expenses, and (ii) any insurance paid or payable to Lessee from insurance maintained by the Lessor pursuant to Section 2.2 in respect of the event giving rise to termination of the Lease, and all Ground Segment Contracts (except for the License Agreement in accordance with its terms) to which the Lessor is party shall automatically and simultaneously terminate without penalty to the Lessor.

                 (c) At Lessee's request and expense, the Lessor shall use commercially reasonable efforts to secure insurance of up to $15,000,000 in favor of the Lessee to cover damages and loss associated with the ground segment portion of its System in the event of a material adverse change in the condition of the TMI Satellite prior to the Relocation Commencement Date.

                 (d) If the Lease is terminated  pursuant to Section 5.2(a)(i),
(ii) or (iv) above, the Lessor agrees not to sell or lease the Satellite to a third party for one year after such termination.

         5.3 Lessor's Right to Terminate in Certain Additional Circumstances.
             ---------------------------------------------------------------

                 (a) The Lessor shall have the right to terminate the Lease in the following circumstances:

                     (i) If by the date seventy-five (75) days after the date of this Lease (A) the Lessee has not received and delivered to the Lessor formal, written permission from the South Africa Reserve Bank to do the Offering on the Johannesburg stock exchange or
             (B) a mutually acceptable alternative Offering for which the South Africa Reserve Bank approval is not required is not agreed upon between the Lessee and the Lessor;

                     (ii) If the Offering  has not closed on or before the later of (A) June 30, 1998 and (B) the date which is seventy-five (75) days following receipt by the Lessor of all necessary Canadian and American government approvals to relocate the Satellite;

                     (iii) If the Post-Offering Payment has not been received on or before ten (10) days after the date the Offering closes;

                     (iv) An  Event  of Default occurs and is continuing at the time of termination on or before the Relocation Commencement Date;

                     (v) If the Lessee has not  obtained  final  approval  under all Applicable Legal Requirements for the Satellite to occupy the Relocated Orbital Position, including coordination of frequencies for TT&C and initial operation, by April 30, 1998, provided, however, that in the event and to the extent that a delay in obtaining any given approval under an Applicable Legal Requirement occurs and such delay does not, in the Lessor's reasonable judgment, unreasonably delay the Lessee's beginning or successfully maintaining commercial service, the Lessor shall not terminate the Lease on the basis of such a delay; or

                     (vi) If the Lessee does not have by June 1, 1998 TT&C facilities in Chilworth operationally complete and ready to control the Satellite, thus ensuring that the Lessee shall be in a position to receive and operate the Satellite upon its relocation by the Lessor to the Relocated Orbital Position.

                 (b) If the Lease is terminated pursuant to Section 5.3(a) above, the Lessor shall be entitled to retain all Lease payments, including the Initial Payment and the Post-Offering Payment, shall retain the Initial AMSC Payment Expenses and CMIS Expenses and all Ground Segment Contracts (except for the License Agreement in accordance with its terms) to which the Lessor is party shall automatically and simultaneously terminate without penalty to the Lessor. The parties acknowledge that such amount is a reasonable pre-estimate of the damages suffered by the Lessor or the Lessee, as the case may be, in the event of such termination, and the costs and expenses incurred by the Lessor or the Lessee, as the case may be, in pursuing this transaction. The Lessee may retain all work product funded by the Initial AMSC Payment Expenses, if any, which is not based on or derived from AMSC owned or licensed proprietary software or other information and consistent with the terms of the License Agreement; the Lessee shall make provision for retention of third-party work product directly with third-party vendors following termination as and if desired.

         5.4 Lessor's and Lessee's Rights to Terminate in
             Event of Total Loss or Constructive Total Loss
             ----------------------------------------------

             (a) The Lessor and the Lessee shall each individually have the right to terminate the Lease if, after the Start Date, the Satellite suffers a Total Loss or Constructive Total Loss.

             (b) If the Lease is terminated pursuant to Section 5.4(a) above on or after the On Station Acceptance Date, the Lessee shall be entitled, subject to the last sentence of Section 2.2(a), to all insurance proceeds payable to the Lessee in accordance with Section 2.2(a) under the insurance policies in respect of such loss, and the Lessor shall retain all Lease payments made by the Lessee through the termination date, including the Initial Payment, the Post-Offering Payment, the Initial AMSC Payment Expenses and CMIS Expenses, and all Ground Segment Contracts (except for the License Agreement in accordance with its terms) to which the Lessor is party shall automatically and simultaneously terminate without penalty to the Lessor.

             (c) I the Lease is terminated pursuant to Section 5.4(a) above before the On Station Acceptance Date, the Lessee shall be named in the in-orbit insurance policy in Section 2.2 as an additional loss payee for such additional amount of insurance proceeds as necessary to enable the Lessee to recover an amount equal to all Lease payments (but excluding any Initial AMSC Payment Expenses, CMIS Expenses or Space Segment Expenses) theretofore made.

             (d) If there is a Total Loss or Constructive Total Loss of the Satellite but the Lease is not terminated by either of the Lessor or the Lessee:

                     (i) The  Lease  and  all contracts  relating  to the ground segment portion of the system between the Lessor and the Lessee shall remain in force; and

                     (ii) The  Lessor  shall  pay  to the  Lessee  one-third  of all insurance proceeds paid or payable to the Lessee (with respect to the $150,000,000 shared policy maximum, or such lesser amount available under Section 2.2) (if any) in respect of such loss and shall retain all Lease payments, including the Initial Payment, the Post-Offering Payment, the Initial AMSC Payment Expenses and CMIS Expenses; and

                     (iii) The  Lessor  and  the  Lessee  shall  enter into good faith discussions as to any appropriate adjustment to the annual Lease payment. If such damage or loss occurs prior to achieving the On Station Acceptance Date at expected performance levels and if the insurance proceeds received by the Lessee with respect to such loss by the Lessee are not at least equal to the Lease payments received by the Lessor to such date, then a retroactive Lease payment adjustment for such difference shall be made, with such retroactive adjustment to be paid to the Lessee equally over the remainder of the Lease Term.

         5.5 Lessor's Right to Terminate If Lessee's TT&C Contract
             -----------------------------------------------------
             Is Not in Place.
             ---------------

                 (a) The Lessor shall have the right to terminate the Lease if the Lessee has not entered into an agreement with Telesat with respect to TT&C services (substantially on the terms proposed by Telesat, but with the addition of provisions relating to the Gibraltar earth station) for the on-station TT&C operation of the Satellite over or near Africa within forty (40) days of entering into this Lease.

                 (b) If the Lease is terminated pursuant to Section 5.5(a) above, the Lessor shall refund to the Lessee all Lease payments made by the Lessee, including the Initial Payment and the Post- Offering Payment, less the Initial AMSC Payment Expenses, CMIS Expenses, unreimbursed Space Segment Expenses and $1,000,000.

         5.6 Lease  Continuation in Less Than Total or Constructive  Total Loss.
             ------------------------------------------------------------------
If, after the Start Date, the Satellite suffers damage or a loss of performance (as determined under a mutually- agreed method but excluding normal in-orbit deterioration) during the Lease Term, and if the damage or loss of performance is not a Total Loss or Constructive Total Loss, then:

                     (i) the Lease, the Service Contract and the License Agreement shall remain in force;

                     (ii) the Lessor shall pay to the Lessee one-third of all insurance proceeds paid or payable to the Lessee (with respect to the $150,000,000 shared policy maximum, or such lesser amount available under Section 2.2) (if any) in respect of such loss, shall retain all Lease payments, including the Initial Payment, the Post-Offering Payment, the Initial AMSC Payment Expenses and the CMIS Expenses; and

                     (iii) the Lessor and the Lessee shall enter into good faith discussions as to an appropriate adjustment, if any, to the annual Lease payment. If such damage or loss of performance occurs prior to On Station Acceptance, any Lease payment adjustment shall be retroactive with respect to Lease payments already made, with such retroactive adjustment to be paid to the Lessee by way of a credit prorated equally against the quarterly Lease payments to be made by the Lessee to the Lessor over the remainder of the Lease Term.

6.       Events of Default; Remedies
         ---------------------------

             (a) Events of Default.  If one or more of the following  events of
                 -----------------
default (each an "Event of Default") occurs and is continuing, the Lessors shall be entitled to the remedies set forth in Section 6(b):

                     (i) Any amount payable by the Lessee hereunder is not  paid as and when it becomes payable within ten (10) days after notice to the Lessee;

                     (ii) The  Lessee  or  any  Guarantor  fails  to  perform or observe any covenant or agreement to be performed or observed by it, where such failure could reasonably pose a not immaterial risk to the health or safe operation of the Satellite, and does not remedy such failure (or otherwise remove such risk, in which case the terms of paragraph (iii) of this Section 6(a) shall apply) on or before the fifth (5th) day after written notice thereof is given by the Lessor to the Lessee;

                     (iii) The  Lessee  or  any  Guarantor  fails  to perform or observe any material covenant or agreement to be performed or observed by it (other than those referred to in Section 6(a)(i), 6(a)(ii), 6(a)(iv), 6(a)(v) or 6(a)(vi)) and does not remedy the failure on or before the thirtieth (30th) day after written notice thereof is given by the Lessor to the Lessee;

                     (iv) Any material representation or warranty of the Lessee or any Guarantor in this Lease or any other document delivered in connection with this Lease proves to have been incorrect, incomplete or misleading in any material respect at the time it was made or repeated or deemed to have been made or repeated, and shall not have been remedied within thirty
             (30) days thereafter;

                     (v) If an Event of Bankruptcy shall occur with respect to the Lessee or a Guarantor;

                     (vi) A failure by the Lessee to provide a certificate
             in the form of  Exhibit B to the Lessor  within  (5)  business days
                             ---------
             following receipt of Lessor's written request prior to the Satellite Relocation Date; and

                     (vii) a breach or default by the Lessee under Section 3.2,
             3.3, 3.4, 3.5(a), 3.7 or 3.8 of this Lease and such breach or default is a direct cause of a loss with respect to the Satellite. (For purposes of this Section 6(a)(vii), "loss" means any loss for which proceeds would be payable under the insurance policy procured under Section 2.2 or if no such policy is in place, then a loss for which proceeds would be payable under the policy referred to in Section 2.2.) Notwithstanding the foregoing, in the event of a breach or default that would otherwise constitute an Event of Default under this Section 6(a)(vii), but (A) the loss of the Satellite is a Partial Loss, (B) the Lessor shall receive the insurance proceeds called for pursuant to Section 2.2 or an equivalent amount and (C) there is no reduction of the Lease payments under Section 5.6, then there shall be no Event of Default.

             (b) Remedies.  If  one  or  more  Events  of  Default occurs and is
                 --------
continuing, the Lessor shall be entitled to:

                     (i) retain all amounts paid to the Lessor and retain any insurance proceeds with respect to insurance maintained by the Lessor pursuant to, and to the extent provided in, Section
             2.2 otherwise payable to the Lessee;

                     (ii) exercise its rights under any cross-default provisions under the Ground Segment Contracts, any credit support agreements and other credit assurance mechanisms for any amounts owed to them, and to recover expenses and damages;

                     (iii) sell  or  lease  the  Satellite  to  another customer and/or remove the Satellite from the Relocated Orbital Position at the Lessee's expense (whether or not resold or released); and

                     (iv) any other remedy available to Lessor under applicable law.

         The Lessor shall use commercially reasonable efforts to mitigate its damages in the exercise of its remedies under this Section 6(b).


7.       Limitation of Liability
         and Indemnification
         -----------------------

         7.1  Limitation  on Lessor's  Liability.  It is expressly  agreed that,
              ----------------------------------
except with respect to acts or omissions of the Lessor constituting gross negligence or willful misconduct, the sole obligations and liabilities of the Lessor, and the exclusive remedies of the Lessee in relation to anything arising out of the Lease, including without limitation Total Loss or Constructive Total Loss of the Satellite, Partial Loss of the Satellite, or any other problem associated with the Satellite (whether the basis of liability is breach of contract, tort (including negligence and strict liability) statute or other legal theory) are limited to those specified in Sections 2.1, 4, 5, 6 and this
Section 7 and all other remedies of any kind are expressly waived by the Lessee.

         7.2 Lessee's Indemnification of Lessor
             ----------------------------------

             7.2.1(a) The Lessee shall indemnify and hold harmless the Lessor, AMSC, their respective Affiliates and their respective directors, officers, employees, agents, shareholders, partners and subcontractors (the Lessor and each such other person, an "Indemnified Party") from any and all claims, liabilities, losses, costs, or damages, including attorneys' fees and costs of investigation, incurred or suffered by any of them arising out of:

                     (i) any claims asserted  against any  Indemnified  Party by third parties arising out of activities of the Lessee or Lessee's Agents or any violations of Applicable Legal Requirements by the Lessee or Lessee's Agents (except to the extent arising out of activities of the Lessor or Lessor's Agents in breach of this Lease and any violations of Applicable Legal Requirements by the Lessor or Lessor's Agents);

                     (ii) any  third-party  claim  asserted  by  any customer or supplier of the Lessee, which claim purportedly arises out of any act or omission of any Indemnified Party in connection with goods or services provided, in the case of a customer, by, and in the case of a supplier, to, the Lessee unless such acts or omissions are in breach of this Lease;

                     (iii) any  other  third  party  claims   asserted   against
             any  Indemnified  Party  in  connection  with  a   contract  or
             relationship between the Lessee or any of its related parties and such third party, except to the extent caused by acts or omissions of the Lessor;

                     (iv) the lease of the Satellite to the Lessee; or

                     (v) TT&C activities provided by or on behalf of the Lessee.

             7.2.1(b) The Lessee shall, in each of its contracts with its suppliers, customers, resellers, distributors or other vendors of its services (in this Section 7.2(b), referred to as "the Party Contracting with the Lessee"), insert a provision which reads substantially as follows:

               "AMSC Subsidiary Corporation ('AMSC') and each of its affiliates, officers, directors, employees, shareholders, partners, investors, agents and subcontractors shall not be liable, for any reason whatsoever, to [the Party Contracting with the Lessee], or any of its affiliates, officers, directors, employees, shareholders, partners, investors, agents or subcontractors, for losses, damages, costs, expenses, liabilities or claims arising out of:

                     "(i) the ownership of the Satellite by AMSC or any of  its successors and assigns;

                     "(ii) the  provision  of any goods or  services by African
               Continental Telecommunications Ltd., or its successors and assigns to [the Party Contracting with the Lessee];

                     "(iii) any  failure  of  performance  of  the  Satellite,
               including without limitation  delays,    in-service interruption,
               degradation or loss or distortion of services."

             7.2.1(c) Promptly after knowledge of any indemnifiable claim hereunder, any affected Indemnified Party shall notify the Lessee in writing and specify the amount and nature of such claim. If within thirty (30) days after receipt of such notice the Lessee gives such Indemnified Party written notice that (i) the Lessee intends to defend against such claim, at the sole cost and expense of the Lessee, and (ii) the Lessee acknowledges that it is obligated to provide indemnification to the Indemnified Party for such claim, then (so long as such matter does not involve any risk of criminal liability to the Indemnified Party, the loss of the Satellite by the Lessor or material risk to the Satellite, the potential loss of Lessor's principal FCC license(s), or other harm to the Indemnified Party (including with respect to intellectual property rights of the Lessor or AMSC) or the Indemnified Party's business, including matters relating to claims by government agencies with jurisdiction over the Indemnified Party or by AMSC's shareholders and which harm to the Indemnified Party reasonably may not be adequately compensated by the payment of money pursuant to the indemnification provided in this Section), the defense of such claim shall be by the Lessee (with counsel subject to the Lessor's consent, not to be unreasonably withheld and with the Indemnified Party having the right to participate in the defense at its own expense) and the Indemnified Party shall make no payment on such claim so long as the Lessee is conducting a good faith and diligent defense. Notwithstanding the foregoing, the Indemnified Party may take such actions as it determines are reasonable or necessary prior to the expiration of such thirty (30) day period in order to protect its rights. In furtherance of the foregoing, the parties agree to cooperate with each other in the defense of any such indemnifiable claim. If an Indemnified Party elects to conduct its own defense, the Lessee may participate in the defense at its own expense, provided that the Lessee shall nevertheless remain liable for all costs, expenses, liabilities and damages incurred by such Indemnified Party resulting from or arising out of such proceedings or investigations.

         7.3 No  Consequential,  Etc. Damages.  In  no  event  shall (i)  any
             --------------------------------
Indemnified Party be liable, directly or indirectly, to the Lessee, or (ii) the Lessee be liable, directly or indirectly, to the Lessor, any direct or indirect users of the Satellite or any other person for any loss of profit, loss of business, special, indirect, direct, incidental or consequential damages or loss of revenues arising out of this Lease.

         7.4 Employees of Lessor. Every right, exemption from liability, defense
             -------------------
and immunity of whatsoever nature applicable to the Lessor or to which it is entitled shall extend to protect every employee of the Lessor acting in the course of, or in connection with, this Lease.

8.       Subordination and Assignment
         ----------------------------

         8.1 Security Interests and Secured Parties
             --------------------------------------

             8.1.1(a) The Lessee hereby acknowledges that this Lease and all rights granted to the Lessee hereunder are subject and subordinate to (without the necessity of having further instruments executed on the part of the Lessee to effectuate such subordination) all security interests and liens whether now existing or hereafter created granted heretofore or from time to time granted hereafter by the Lessor (collectively, "Security Interest") in favor of its creditors (the "Secured Parties") in and to the Lessor's interest in the Satellite, this Lease, the proceeds of this Lease, the proceeds from the sale or other disposition of all or any portion of the Satellite or this Lease, or any insurance proceeds that may be paid or payable to the Lessor in regard to the Satellite. The Security Interest shall be deemed to include interests under all security agreements, indentures, mortgages, pledge agreements and other collateral documents running in favor of Secured Parties, including all renewals, modifications, consolidations or replacements thereto (collectively the "Collateral Documents").
     --------------------

Notwithstanding the existence of any Security Interests, the Lessee shall continue to have the benefits of this Lease notwithstanding any default on the part of the Lessor under any of the Collateral Documents, so long as no Event of Default shall have occurred under the Lease.

             8.1.1(b) Upon exercise by any Secured Party of any of its rights and remedies under the Security Interests granted in its favor and receipt by the Lessee of notice from any Secured Party of a default by the Lessor under the Collateral Documents, the Lessee shall attorn, as the Lessee, to such Secured
Party, as lessor, upon all the terms of this Lease (including making all payments which are then, or may thereafter become, due and owing hereunder after such notice in the manner instructed by such Secured Party(ies)), provided that any successor to the Lessor under this Lease

                     (i) expressly  assumes  the  Lessor's obligations hereunder for the benefit of the Lessee; and

                     (ii) succeeds  to  substantially  all of  the right, title, and interest in and to all assets of the Lessor reasonably necessary for such successor to perform its obligations under this Lease.

Upon any subsequent succession and assumption of this Lease by a party other than a Secured Party, such Secured Party shall be released from any further obligations and liabilities under this Lease.

             8.1.1(c) The Secured Parties of the Lessor shall be entitled to exercise all rights and to cure any defaults of the Lessor under this Lease, within such cure period as may be available to the Lessor under this Lease. Upon receipt of notice from any Secured Parties, the Lessee agrees to accept such exercise and cure by such Secured Parties and to render all or any part of the performance due to the Lessor by the Lessee under this Lease to such Secured Parties.

             8.1.1(d)  Each  Secured  Party  of the  Lessor  shall be  deemed an express third-party beneficiary of this Section. This Section shall be self-operative, and no further instrument of subordination shall be required by any security agreement or other document reflecting any Security Interests to make this subordination effective. In confirmation of such acknowledged subordination, the Lessee shall execute promptly any instrument or certificate which the Lessor or its Secured Parties may reasonably request.

         8.2  Lessor's  Right To Assign.  The Lessee  agrees that the Lessor may
              -------------------------
assign its rights and interests under this Lease, in the Satellite and/or in any or all sums due or to become due to the Lessor under this Lease to any party at any time and for any reason, provided that, except with respect to the granting of a security interest or the assignment of a right to payment, such assignee agrees in writing to assume all of the duties and obligations hereunder of the Lessor.

The Lessee agrees that upon receipt of notice of such assignment, the Lessee shall perform all of its obligations directly for the benefit of the assignee and shall pay all sums due or to become due to the Lessor directly to the assignee, or as otherwise directed by such assignee. Upon receipt of notice of such assignment, the Lessee agrees to execute and deliver such documentation as assignee may reasonably require from the Lessee to give effect to the intent of this Section. Upon any such assignment by the Lessor, the Lessor shall be released from any further obligations and liabilities under this Lease.

         8.3  Lessee  Assignment.  The  Lessee  shall not  Assign  the  Lessee's
              ------------------
interest in the Satellite or the Lease without the prior written consent of the Lessor. Such consent may be granted or withheld in the sole and absolute discretion of the Lessor if the assignment is a person other than an affiliate of the Lessee, but shall not be unreasonably withheld if such assignment is to an affiliate of Lessee. Notwithstanding the foregoing, the Lessee may assign its rights and interests under this Lease to a wholly-owned subsidiary of the Lessee, provided that such assignee assumes all of the duties and obligations hereunder of the Lessee and executes such other instruments as the Lessor may reasonably request, including, without limitation, instruments making representations and warranties made by the Lessee in this Lease, all such assumption and other instruments and documents to be by written instrument in form and substance satisfactory to the Lessor, and the Lessee executes the Guarantee and other instruments contemplated by Section 9 of this Lease. If the Lessor is unable to regain the use of all or any part of the Satellite free and clear of any claims or liens arising by or through the Lessee (including, without limitation, the Lessee's subcontractors, customers, creditors or vendors), then, in addition to any other remedies the Lessor may have, the Lessee shall indemnify and hold harmless the Lessor from any such claims or liens and, at the Lessor's option,

                     (i) the Lessor may elect not to regain use of the Satellite and the Lessee shall be obligated, without regard to any such termination or expiration of this Lease, to pay the Lessor the Lease payments due to it at the rate specified herein for the period of time that the Satellite remains so encumbered; or

                     (ii) the Lessor may elect to regain such use of the Satellite as it can, and the Lessee shall make such payments to the Lessor as shall be necessary to make the Lessor whole for such lost use of the Satellite.


9.       Guarantee of Lessee's Obligations
         ---------------------------------

Upon any permitted assignment of this Lease by the Lessee to a wholly-owned subsidiary of the Lessee pursuant to Section 8.3, the Lessee shall become a guarantor of its successor Lessee's obligations under this Lease and shall simultaneously with such assignment execute a Guarantee in the form attached to this Lease as Exhibit C, and shall execute such other documents as may be
               ----------
reasonably requested by the Lessor.


10.      Representations and Warranties of AMSC and AMSC Parent
         ------------------------------------------------------

         10.1 AMSC. AMSC hereby represents and warrants to the Lessee:
              ----

              10.1.1(a) that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power, right and authority to execute and to deliver this Lease and to enter into and to consummate the transactions contemplated hereby;

              10.1.1(b) that the execution and delivery of this Lease by the officer so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of AMSC;

              10.1.1(c) that this Lease is a valid and binding obligation of AMSC, enforceable against AMSC in accordance with its terms;

              10.1.1(d) that, subject to obtaining the consents or approvals listed on Schedule 10.1, the execution, delivery and performance of this Lease
          -------------
and  the  consummation  of  the  transactions   contemplated  hereby  shall  not
constitute a breach, violation or default of (i) any material contract, indenture, deed of trust, loan, note, lease, service agreement or other material instrument to which AMSC is subject or is a party; or (ii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which AMSC is subject; and

              10.1.1(e) AMSC holds title to and is the sole owner of the Satellite.

         10.2 AMSC Parent.   AMSC  Parent hereby  represents and warrants to the
              -----------
Lessee:

              10.2.1(a) that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power, right and authority to execute and to deliver this Lease and to enter into and to consummate the transactions contemplated hereby;

              10.2.1(b) that the execution and delivery of this Lease by the officer so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of AMSC Parent;

              10.2.1(c) that this Lease is a valid and binding obligation of AMSC Parent, enforceable against AMSC Parent in accordance with its terms; and

              10.2.1(d) that, subject to obtaining the consents or approvals listed on Schedule 10.2, the execution, delivery and performance of this Lease
          -------------
and  the  consummation  of  the  transactions   contemplated  hereby  shall  not
constitute a breach, violation or default of (i) any material contract, indenture, deed of trust, loan, note, lease, service agreement or other material instrument to which AMSC Parent is subject or is a party; or (ii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which AMSC Parent is subject.


11.      No Warranties and Representations
         Relating to the Satellite
         ---------------------------------

         11.1 No Warranties.  THE LESSEE HEREBY ACKNOWLEDGES THAT THE SATELLITE
              -------------
WAS CONSTRUCTED, MANUFACTURED AND LAUNCHED BY PERSONS OTHER THAN AMSC, THAT THE LESSEE WILL BE PROVIDED WITH THE RESULTS OF CERTAIN PERFORMANCE TESTS, AND THAT THE LESSEE HAS BEEN GRANTED CERTAIN RIGHTS OF TERMINATION HEREIN IN THE EVENT THAT THE SATELLITE DOES NOT MEET THE SPECIFIED SATELLITE PERFORMANCE. ACCORDINGLY, THE LESSEE HEREBY ACKNOWLEDGES THAT THE WARRANTIES AND REPRESENTATIONS OF AMSC CONTAINED IN SECTION 10 CONSTITUTE THE SOLE WARRANTIES AND REPRESENTATIONS OF THE LESSOR. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY AND ALL EXPRESS AND IMPLIED WARRANTIES WITH RESPECT TO THE SATELLITE, INCLUDING, BUT NOT LIMITED TO, WARRANTIES AS TO SATELLITE PERFORMANCE, DESIRABILITY, RELIABILITY, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE OR WARRANTIES AGAINST INTERFERENCE OR INFRINGEMENT, ARE EXPRESSLY EXCLUDED AND DISCLAIMED BY THE LESSOR.


12.      Representations and Warranties of Lessee
         ----------------------------------------

         12.1 Lessee.  The Lessee hereby represents and warrants to the Lessor:
              ------

              12.1.1(a) that the Lessee is a corporation duly organized, validly existing and in good standing under the laws of Gibraltar, with full corporate power, right and authority to execute and to deliver this Lease and to enter into and to consummate the transactions contemplated hereby;

              12.1.1(b) that the execution and delivery of this Lease by the officer so doing, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Lessee;

              12.1.1(c) that this Lease is a valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms; and

              12.1.1(d) that, subject to obtaining the consents or approvals listed on Schedule 12.1(d), the execution, delivery and performance of this
          -----------------
Lease and the consummation of the transactions contemplated hereby shall not constitute a breach, violation or default of (i) any material contract, indenture, deed of trust, loan, note, lease, service agreement or other instrument to which the Lessee is subject or is a party; or (ii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which the Lessee is subject.

              12.1.1(e) the Founders and their ownership interests are set forth on Schedule 12.1(e).


13.      General Provisions

         13.1 Binding  Effect.  All the terms and provisions of this Lease shall
              ---------------
be binding upon and shall inure to the benefit of (i) the Lessor and its successors and permitted assigns; (ii) AMSC Parent and its successors and permitted assigns; (iii) the Lessee and its successors and permitted assigns; and (iv) any Guarantor and its successors and permitted assigns.

         13.2 Third-Party Rights;  Relationship of Parties.  Except as expressly
              --------------------------------------------
provided in this Lease, nothing contained in this Lease shall be deemed or construed by the parties or by any third party to create any rights, obligations or interests of third parties. Nothing in this Lease is intended to or shall be construed to create the relationship of principal and agent, partnership or joint venture, or any other fiduciary relationship or association between any of the parties.

         13.3 Notices.  All notices,  requests and other  communications  to any
              -------
party shall be in writing (including telecopy or similar writing) and shall be given as follows:

             If to the Lessor, to:
                      AMSC Subsidiary Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  General Counsel
                      Fax:  703-758-6134

                                and

                      American Mobile Satellite Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  General Counsel
                      Fax:  703-758-6134

                      with a copy to:

                      AMSC Subsidiary Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  Chief Executive Officer
                      Fax:  703-758-6106

                                and

                      American Mobile Satellite Corporation
                      10802 Parkridge Boulevard
                      Reston, Virginia  20191-5416
                      Attention:  Chief Executive Officer
                      Fax:  703-758-6106

                      If related to payments, with a copy to
                      the attention of:  Accounting Department



     If to the Lessee, to:
                      African Continental Telecommunications Ltd.
                      57/63 Line Wall Road
                      Gibraltar
                      Attention:  C. Paul Dollery

             with a copy to:

                      Paul, Hastings, Janofsky & Walker LLP
                      Attention:  Joel Simon
                      399 Park Avenue, 31st Floor
                      New York, New York  10022-4697

or to such other address or telecopier number as such party may hereafter specify for the giving of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         13.4 Waiver of Breach/Remedies.  No failure on the part of any party to
              -------------------------
notify any other parties of any noncompliance hereunder, and no failure on the part of any party to exercise its rights hereunder shall prejudice any remedy for any subsequent noncompliance, and any waiver by any party or any breach or noncompliance with any term or condition of this Lease shall be limited to the particular party and the particular instance and shall not operate or be deemed to waive any future breaches or noncompliance with any term or condition. Except as provided herein, all remedies and rights hereunder and those available in law or in equity shall be cumulative and the exercise by any party of any such right or remedy shall not preclude the exercise of (a) any other right or remedy available to it under this Lease or in law or in equity or (b) the exercise by any other party of any right or remedy available to it under this Lease or in law or in equity.

         13.5 Applicable  Law.  This Lease shall be  construed  and enforced in
              ---------------
accordance with the internal laws of the State of Delaware, United States of America, without regard to the conflict or choice of laws provisions thereof. On or prior to the Relocation Commencement Date, the parties will enter into a choice of law agreement substantially in the form of Exhibit D hereto.

         13.6 Dispute Resolution
              ------------------

              13.6.1(a) All controversies or claims arising out of or relating to this Lease, or breach thereof (a "Dispute"), between the Lessor and/or AMSC Parent on the one hand and the Lessee and/or a Guarantor on the other hand shall be resolved in accordance with the procedures set forth in this Section 13.6.

              13.6.1(b) Initially, the Dispute shall be referred by written notice to the Lessee employee designated by the Lessee and the Lessor employee designated by the Lessor to initially review Disputes. Disputes related to the health or safety of the Satellite shall be submitted by written notice to the Technical Operations Committee.

              13.6.1(c) If within fifteen (15) days after written notice of the Dispute is given to them, the employees to whom the Dispute has been referred, or the Technical Operations Committee in the event of Disputes involving the health or safety of the Satellite, do not resolve the Dispute, then the Dispute shall be referred by the party asserting such Dispute by written notice delivered to the Chief Executive Officer of each of the Lessor and the Lessee, who shall attempt, in good faith, to resolve the Dispute within fifteen (15) days after written notice of such Dispute is given to them. Such written notice shall contain a statement setting forth the nature of the Dispute. At the request of either the Lessor or the Lessee, the Chief Executive Officers shall meet at the same location to discuss such Dispute in good faith. If the Chief Executive Officers are unable to reach agreement to resolve the Dispute within the fifteen (15) day period after written notice of such Dispute is given to them, the Dispute may be submitted by either party to arbitration administered by the American Arbitration Association ("AAA") in accordance with the provisions governing expedited arbitration contained in the Commercial Arbitration Rules of the AAA. The place of arbitration shall be Wilmington, Delaware. Any arbitral award shall be in writing and shall be final and binding on the parties to such arbitration proceeding. The award may include an award of costs, including reasonable attorneys' fees and disbursements, but may not include an award of punitive damages. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties to such arbitration proceeding or their assets.

         13.7 Counterparts and Formal Date. This Lease may be executed in one or
              ----------------------------
more counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding the date(s) of execution by any of the parties shall be deemed to bear the date written at the beginning of this Lease.

         13.8 Captions.  The  captions  and  headings  herein are  inserted for
              --------
convenience and reference only and in no way define or limit the scope or content of this Lease or in any way affect its provisions.

         13.9 Entire  Understanding.  This Lease,  including  all  exhibits  and
              ---------------------
schedules, represents the entire understanding and agreement among the parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements between or among the parties concerning that subject matter. This Lease may be amended, supplemented or changed only by an agreement in writing which makes specific reference to this Lease and which is signed by the Lessor and the Lessee and, with respect to Sections 9 and 13.12, additionally by the Guarantor and AMSC Parent, respectively.

         13.10 Dollar Amounts.   All  references  herein  to  dollar amounts are
               --------------
expressed in U.S. dollars.

         13.11 Lessee's  Payment   Obligations.   The  Lessee's  Lease  payment
               -------------------------------
obligations are absolute and are not subject to abatement, reduction or setoff by reason of any obligations of the Lessor to the Lessee under this Lease or otherwise, except that the Lessee's Lease payment obligations shall be set off
(i) to the extent of the cost of such insurance, if the Lessor breaches its obligation to secure in-orbit insurance pursuant to Section 2.2 and the Lessee procures such insurance, (ii) to the extent the Lessor is liable for and does not satisfy a monetary judgment owed to the Lessee under this Lease or the Service Contract or the License Agreement pursuant to a final and binding order pursuant to Section 13.6 of this Lease, and (iii) by Seven Million Five Hundred Thousand Dollars ($7,500,000), such offset to be effected by having the annual Lease payment for the last year of the Lease Term (i.e., the Initial Term if the Lease Term is not renewed or the Renewal Term if the Lease Term is renewed) be Thirty Million Five Hundred Thousand Dollars ($30,500,000), with the last quarterly payment to be Two Million Dollars ($2,000,000), rather than Nine Million Five Hundred Thousand Dollars ($9,500,000).

         13.12 Guarantee of Lessor's Obligations.  AMSC Parent hereby guarantees
               ---------------------------------
absolutely, irrevocably and unconditionally to the Lessee the complete and prompt observance, fulfillment and performance of each and every provision and obligation of the Lessor under this Lease or under the Service Contract or License Agreement, and hereby covenants and agrees that it shall pay the amount of any damages or other loss suffered by the Lessee as a result of the breach of any covenant or provision of this Lease, the Service Contract or License Agreement by the Lessor or as a result of any misrepresentation of any fact in any representation and warranty in this Lease, the Service Contract or License Agreement or in any certified statement provided pursuant to this Lease, the Service Contract or License Agreement, without the necessity of the Lessee first presenting a claim to, or bringing an action or suit against, the Lessor or otherwise bringing any action or suit for recovery of such damages; provided that AMSC Parent shall be liable hereunder only to the extent of the liability of the Lessor under this Lease, the Service Contract or License Agreement and shall be entitled to assert all defenses that could be asserted by the Lessor.

The guarantees set forth in this Section 13.12 shall become effective upon execution of this Lease by AMSC Parent and shall remain in effect in favor of the Lessee until the later of the performance in full of all of the obligations of the Lessor hereunder and under the Service Contract and License Agreement or the release in writing by the Lessee. The obligations of AMSC Parent under this Section shall be absolute and unconditional, irrespective of any amendment, modification or change of any other Section of this Lease or any waiver of compliance with any obligation hereunder. No assignment or transfer by AMSC Parent and no termination, amendment, waiver or modification of this guarantee or any of its terms or provisions shall be effective against the Lessee unless it is set forth in a written instrument signed by AMSC Parent and the Lessee.

         13.13 Technical Operations  Committee.  The Lessor and the Lessee shall
               -------------------------------
establish a technical operations committee (the "Technical Operations Committee") consisting of one representative from each of the Lessor and the Lessee (and an alternate member from each). The Lessor and the Lessee may submit to the Technical Operations Committee for clarification or confirmation matters related to the operation of the provisions of this Lease concerning safe operation or the health and safety of the Satellite. The Technical Operations Committee shall also be the first step in the dispute resolution process with respect to matters involving the health or safety of the Satellite as provided in Section 13.6. If the members of the Technical Operations Committee shall agree on a particular interpretation of a provision of this Lease related to matters within the Committee's mandate, then actions pursuant to such agreed-upon interpretation shall presumptively be deemed to be in compliance with this Lease.

         13.14 Lease  Characterization.  The parties agree that the lease of the
               -----------------------
Satellite by the Lessor to the Lessee shall be characterized for purposes of all applicable law as an operating lease. Notwithstanding any provisions expressed in or implied by this Lease, property in and title to the Satellite shall at no time pass to the Lessee and the Satellite shall at all times remain the property of the Lessor. The Lessee shall take all actions and execute all documents as may reasonably be requested by the Lessor to implement the intention of this
Section 13.14.

                                ~~ end of page ~~
                        [signatures appear on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                         AMSC SUBSIDIARY CORPORATION



                         By   /s/GARY M. PARSONS
                         Name:   Gary M. Parsons
                         Title:  Chief Executive Officer and President



                         AMERICAN MOBILE SATELLITE CORPORATION
                         (as Guarantor)



                         By   /s/GARY M. PARSONS
                         Name:   Gary M. Parsons
                         Title:  Chief Executive Officer and President



                         AFRICAN CONTINENTAL TELECOMMUNICATIONS LTD.



                         By   /s/C.P. DOLLERY
                         Name:   C.P. Dollery
                         Title:  Vice Chairman

                                    Exhibit A
                              CERTAIN DEFINED TERMS

     13.1    $ shall mean United States dollars.

     13.2    African  Performance  Tests are tests and analyses conducted at the
             ---------------------------
Relocated Orbital Position to verify that the Satellite operates as specified and can perform acceptably. The African Performance Tests are set forth on
Schedule 2.1.
------------

     13.3    Applicable  Legal Requirements means satisfying requirements of all
             ------------------------------
laws, statutes, ordinances, rules and regulations affecting or in any way relating to the relevant subject matter, including, without limitation, those of governmental entities and international organizations (including the ITU) having jurisdiction and including, without limitation, obtaining and maintaining any applicable licenses and approvals.

     13.4    Assign means to grant, transfer,  sell, assign, charge,  mortgage,
             ------
encumber or otherwise convey directly or indirectly, in whole or in part.

     13.5    Bankruptcy Event with respect  to a person means (i) the voluntary
             ----------------
commencement of any proceeding, or voluntary filing, by such person of a petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of such person's debts under any jurisdiction's insolvency, liquidation or similar laws (each such jurisdiction's laws being referred to as a Bankruptcy Law), or such person's filing of an answer consenting to or acquiescing in any such petition, or (ii) the making by such person of any general assignment for the benefit of such person's creditors or the admission by such person in writing of such person's inability to pay such person's debts as they mature, or (iii) the consent by such person to the filing of, the failure by such person to contravene successfully with respect to, or the granting of an order of relief with respect to (A) any involuntary petition or application under any Bankruptcy Law seeking an application for the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such person, or (B) any involuntary petition or application under any Bankruptcy Law seeking liquidation, reorganization, arrangement or readjustment of such person's debts under any Bankruptcy Law, or (iv) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such person under any Bankruptcy Law or otherwise.

     13.6    CMIS Expenses are those expenses to be paid by the Lessor under the
             -------------
License Agreement and Service Contract.

     13.7    CMIS Sublicense Agreement means that "Sublicense Agreement for TMI
             -------------------------
Technology" of even date herewith between the Lessor and the Lessee relating to the sublicense of certain intellectual property of TMI, or intellectual property on license to TMI, relating to a certain customer management information system.

     13.8    Commercial  Service  Date means the date when the  Lessee  begins
             -------------------------
providing or is technically capable of providing commercial service using the Satellite and its ground-based communication facilities.

     13.9     Constructive Total Loss means a Constructive Total Loss as defined
              -----------------------
in the in-orbit policy referred to in Section 2.2 or if no such policy shall be in place, then a Constructive Total Loss as defined in AMSC's in-orbit insurance policy for the Satellite as of the date of this Lease.

     13.10   End of Life or EOL shall mean the earlier of March 31, 2005;  the
             -----------    ---
date on which, in Lessor's reasonable judgment, less than 42 Kg of fuel remains (including any uncertainty in the estimate of fuel); and the first date on which the Satellite is unable to transmit or receive on Beams 1, 2 or 3 (Central, Mountain or West) despite the use of all available backup capacity.

     13.11   FCC means the Federal Communications Commission.
             ---

     13.12   Ground  Segment   Contracts   shall  mean  the  CMIS  Sublicense
             ---------------------------
Agreement, the License Agreement, the Service Contract and any other agreements entered into in connection with the foregoing.

     13.13   Guarantor  means  the  guarantor  of  the  Lessee's  obligations
             ---------
pursuant to Section 9 of the Lease. The Lessor may designate another parent or subsidiary of the Lessee or of the Guarantor as an additional Guarantor if, in the opinion of the Lessor, the additional financial assurances of that person would reasonably be required.

     13.14   Initial AMSC Payment  Expenses means an amount up to Five Million
             ------------------------------
Dollars ($5,000,000) which is expended by AMSC on the Lease and expenses under the Ground Segment Contracts. The Initial AMSC Payment Expenses shall be paid by the Lessee to AMSC on the Start Date.

     13.15   Initial  Payment  means  the Ten  Million  Dollar  ($10,000,000)
             ----------------
payment to AMSC, Seven Million Five Hundred Thousand Dollars ($7,500,000) of which shall be paid upon the Satellite Contract Date and Two Million Five Hundred Thousand Dollars ($2,500,000) of which shall be paid, and which the Lessee agrees to pay, no later than the date forty-five (45) days after the Satellite Contract Date. Up to Five Million Dollars ($5,000,000) of the Initial Payment is to be used to fund those expenses to be incurred under the Lease and Ground Segment Contracts as directed by the Lessee, including satellite inversion software, other project development and management expenses, TT&C Services, or otherwise.

     13.16   ITU means the International Telecommunication Union.
             ---

     13.17   Lessee's  Agents  includes  all  agents,  directors,  employees,
             ----------------
officers, partners, owners, contractors, licensees or invitees of the Lessee.

     13.18   License  Agreement  means  that  intellectual  property  License
             ------------------
Agreement of even date herewith between the Lessor and the Lessee relating to the license of certain intellectual property of the Lessor and the Lessee, or intellectual property on license to the Lessor, relating to ground-based communication facilities.

     13.19   Minimum  Performance  Specifications  shall have the meaning set
             ------------------------------------
forth in the Test Plan.

     13.20   North American Performance Tests are tests and analyses conducted
             --------------------------------
to verify that the Satellite operates as specified and can perform acceptably when moved to the Relocated Orbital Position. The North American Performance Tests are set forth on Schedule 2.1. Performance Tests shall be carried out at
                       ------------
mutually agreed locations in North America corresponding to the locations of Johannesburg and selected other points in Africa once the Satellite is moved. The test results shall provide the performance baseline to use in evaluating satellite performance after relocation.

     13.21   Offering  means the public  floatation of equity of the Lessee or
             --------
its permitted assignee on the Johannesburg stock exchange or any similar offering or offerings of equity with gross proceeds to the issuer of at least One Hundred Twenty Million Dollars ($120,000,000).

     13.22   On Station  Acceptance  means the Satellite has been moved to the
             ----------------------
Relocated Orbital Position and the African Performance Tests have been completed with results meeting the Minimum Performance Specifications at such location.

     13.23   On  Station  Acceptance  Date  means the date on which On Station
             -----------------------------
Acceptance occurs.

     13.24   Partial Loss means a loss in Satellite  performance that is not a
             ------------
Total Loss or a Constructive Total Loss.

     13.25   Post-Offering  Payment means a payment of  Twenty-Eight  Million
             ----------------------
Dollars ($28,000,000) by the Lessee to the Lessor minus any Space Segment Expenses with respect to which the Lessee had previously reimbursed the Lessor.

     13.26   Relocated  Orbital  Position  means  the  geostationary  orbital
             ----------------------------
position located at 11.5(degree) East Longitude or such other nearby orbital position as may be required for satellite frequency coordination.

     13.27   Relocation  Commencement  Date means the date on which the Lessor
             ------------------------------
begins relocation of the Satellite to the Relocated Orbital Position.

     13.28   Returned Orbital Position means the geostationary  orbit position
             -------------------------
located at 101(degree) West Longitude or such other orbital position as the Lessor shall designate which will not be a U.K.-sponsored orbital position unless separately negotiated.

     13.29   Satellite means the MSAT-2 (M-2) satellite also known as AMSC-1,
             ---------
acquired pursuant to the American Mobile Satellite Corporation Contract with Hughes Aircraft Company for an MSAT Spacecraft, Contract No. AMSC-S/C-11/90/001, dated November 29, 1990.

     13.30  Satellite Contract Date means the date of the signing of this Lease.
            -----------------------

     13.31   Satellite  Relocation Date means such date, on or after the Start
             --------------------------
Date, when the following conditions have been satisfied or waived in writing by the Lessor:

             (i) Performance Tests are complete and the Lessee has not terminated this Lease under Section 5.1(a)(ii);

             (ii) receipt of all necessary government approvals (including American, Canadian, English, South African, or otherwise) to move the Satellite to the Relocated Orbital Position;

             (iii) the Lessee has obtained final approval under all  Applicable
                   Legal Requirements for the Satellite to occupy the Relocated Orbital Position, including coordination of frequencies for TT&C and initial operation;

             (iv) the Lessor has approved, in its reasonable discretion, the contracts for the construction of the TT&C facilities;

             (v)   the  Lessor  shall  have  determined,  in  its  reasonable
                   discretion,   that  the  TT&C   facilities   have  been
                   completed sufficiently to safely permit relocation of the Satellite to begin;

             (vi) the Lessor shall have determined, in its reasonable discretion, that the ground segment facilities have been or will be completed sufficiently to safely permit testing of the Satellite at the Relocated Orbital Position;

             (vii) the Offering has occurred;

             (viii) the Lessee has paid the Post-Offering Payment to the Lessor;
                   and

             (ix)  there is no Event of Default.

         13.32 Service Contract means the services  agreement between the Lessee
               ----------------
and the Lessor of even date herewith.

         13.33 Space Segment Expenses means the expenses the Lessor incurred for
               ----------------------
Satellite inversion, TT&C drift expenses, insurance for the Lessee's benefit and Satellite testing expenses.

         13.34 Start  Date  means  the  date  on  which  the  Lessee  makes  the
               -----------
Post-Offering Payment, which shall not be more than ten (10) days after the date of the Offering.

         13.35 Test Plan means the test plan set forth on  Schedule  2.1,  which
               ---------                                   -------------
sets forth the North  American  Performance  Tests and the  African  Performance
Tests.

         13.36 TMI Satellite means the MSAT-1 (M-1) satellite owned by TMI.
               -------------

         13.37 Total  Loss  means  a  Total  Loss as  defined  in the  in-orbit
               -----------
insurance policy referred to in Section 2.2 or if no such policy shall be in place, then Total Loss as defined in AMSC's in-orbit insurance policy for the Satellite in place as of the date of this Lease.

         13.38 TT&C means telemetry, tracking and control.
               ----

         13.39 TT&C Services  means  telemetry,  tracking and control  services,
               -------------
drift orbit operations and other operational services in connection with the Satellite.

                                    Exhibit B

                                     FORM OF
                      Certificate of Lessee [and Guarantor]



              This Certificate is given pursuant to Section 6(a)(vi) of the Satellite Lease Agreement for the AMSC-1 Satellite.

              In reliance on the Certificates of AMSC Subsidiary Corporation ("AMSC") and American Mobile Satellite Corporation ("AMSC Parent"), dated as of the same date as this Certificate, copies of which are attached hereto, the undersigned Lessee [and Guarantor] under such Satellite Lease Agreement hereby certify to AMSC and AMSC Parent as follows:

                      1. The Satellite  Lease  Agreement is and remains a valid, binding agreement among the parties thereto.

                      2. The Satellite  Lease  Agreement has not been terminated and remains in full force and effect.

                      3. The Lessee [and the Guarantor]  have made to the Lessor all payments due to the Lessor as of the date hereof pursuant to the Satellite Lease Agreement.

                      4. As of this date, the Lessee has no ability to terminate the Satellite Lease Agreement pursuant to the terms thereof.


                                ~~ end of page ~~
                      [signatures appear on following page]

              IN WITNESS WHEREOF, the undersigned have executed this Certificate
as of the        day of                 , 199 .
          ------        ----------------     -


[LESSEE]


By
Name:
Title:




[[GUARANTOR]



By
Name:
Title:]

                                     FORM OF
                      Certificate of Lessor and AMSC Parent



              In reliance on the Certificate of                       ("Lessee")
                                                ---------------------
[and                         ("Guarantor")],  dated as of the same  date as this
      ---------------------
Certificate, a copy of which are attached hereto, the undersigned AMSC Subsidiary Corporation and American Mobile Satellite Corporation under such Satellite Lease Agreement hereby certify to Lessee [and Guarantor] as follows:

                      1. The Satellite Lease Agreement is and remains a valid, binding agreement among the parties thereto.

                      2. The Satellite Lease Agreement has not been terminated and remains in full force and effect.

                      3. The Lessee [and the Guarantor] have made to the Lessor all payments due to the Lessor as of the date hereof pursuant to the Satellite Lease Agreement.

                      4. As of this date, the Lessee has no ability to terminate the Satellite Lease Agreement pursuant to the terms thereof.


                                ~~ end of page ~~
                      [signatures appear on following page]

              IN WITNESS WHEREOF, the undersigned have executed this Certificate
as of the        day of                , 199 .
          ------        ---------------     -


AMSC SUBSIDIARY CORPORATION



By
Name:
Title:



AMERICAN MOBILE SATELLITE CORPORATION



By
Name:
Title:

                                    Exhibit C





                                FORM OF GUARANTEE








         Reference is made to the SATELLITE LEASE AGREEMENT (the "Lease") made as of the 2nd day of December, 1997, by and among AMSC Subsidiary Corporation, a Delaware corporation, American Mobile Satellite Corporation, a Delaware corporation, and African Continental Telecommunications Ltd., a Gibraltar company. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Lease.


          The Guarantor hereby guarantees absolutely, irrevocably and unconditionally to the Lessor the complete and prompt observance, fulfillment and performance of each and every provision and obligation of the Lessee under the Lease or under the Service Contract or License Agreement, and hereby covenants and agrees that it shall pay the amount of any damages or other loss suffered by the Lessor as a result of the breach of any covenant or provision of the Lease, the Service Contract or License Agreement by the Lessee or as a result of any misrepresentation of any fact in any representation and warranty in the Lease, the Service Contract or License Agreement or in any certified statement provided pursuant to the Lease, the Service Contract or License Agreement, without the necessity of the Lessor first presenting a claim to, or bringing an action or suit against, the Lessee or otherwise bringing any action or suit for recovery of such damages; provided that the Guarantor shall be liable hereunder only to the extent of the liability of the Lessee under the Lease, the Service Contract or License Agreement and shall be entitled to assert all defenses that could be asserted by the Lessee.


          The guarantees set forth in this Guarantee shall become effective upon execution by the Guarantor of this Guarantee and shall remain in effect in favor of the Lessor until the later of the performance in full of all of the obligations of the Lessee under the Lease and under the Service Contract and License Agreement or the release in writing by the Lessor. The obligations of the Guarantor under this Guarantee shall be absolute and unconditional, irrespective of any amendment, modification or change of any other Section of the Lease, the Service Contract or the License Agreement or any waiver of compliance with any obligation hereunder. No assignment or transfer by the Guarantor and no termination, amendment, waiver or modification of this guarantee or any of its terms or provisions shall be effective against the Lessor unless it is set forth in a written instrument signed by the Guarantor and the Lessor.


         Representations and Warranties.   The  Guarantor  hereby represents and
     warrants to the Lessor:


         13.39.1(a)  that the Guarantor is a corporation duly organized, validly
     existing and in good standing under the laws of                 , with full
                                                     ----------------
     corporate power, right and authority to execute and to deliver this Lease and to enter into and to perform the obligations of the Guarantor hereunder;


         13.39.1(b) that the execution and delivery of this Lease by the officer so doing, and the performance of the obligations of the Guarantor hereunder, have been duly authorized by all necessary corporate action on the part of the Guarantor;


         13.39.1(c) that this Lease is a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms;


          that the execution, delivery and performance of the Guarantee and the performance of the obligations of the Guarantor hereunder shall not constitute a breach, violation or default of (i) any material contract, indenture, deed of trust, loan, note, lease, service agreement or other instrument to which the Guarantee is subject or is a party; or (ii) any law, rule, regulation, ordinance, judgment, decree, order, governmental permit or license to which the Guarantor is subject.


                                ~~ end of page ~~


                      [signatures appear on following page]

              IN WITNESS WHEREOF, the undersigned has executed this Guarantee as
of the        day of                 , 199 .
       ------        ----------------     -




 [[GUARANTOR]











By


Name:


Title:]

                                    EXHIBIT D



                             CHOICE OF LAW AGREEMENT







              This  CHOICE OF LAW  AGREEMENT  (this  "Agreement")  is made as of
     December 2, 1997, by and among AMSC Subsidiary Corporation, a corporation incorporated under the laws of the State of Delaware, American Mobile Satellite Corporation, a Delaware corporation, and African Continental Telecommunications Ltd., a Gibraltar company.





                                   WITNESSETH:



              WHEREAS, the parties entered into a Satellite Lease Agreement dated as of December 2, 1997 (the "Satellite Lease Agreement");

              WHEREAS, pursuant to the Satellite Lease Agreement, the parties thereto have agreed that the Satellite Lease Agreement shall be construed and enforced in accordance with the laws of the State of Delaware and that all proceedings with respect to the Satellite Lease Agreement shall be brought only in Delaware; and

              WHEREAS, the parties wish to confirm that their choice of Delaware law shall be enforceable in accordance with 6 Del. C. Section 2708.
                                              ---  --

              NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


              1.      Single Undertaking. This Agreement and the Satellite Lease
                      ------------------
Agreement and the other documents referred to or provided for therein and the transactions contemplated thereby shall be read and construed as a single undertaking among the parties.

              2. Consent to Jurisdiction. The parties irrevocably consent to the
                 -----------------------
exclusive jurisdiction of arbitration in the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to the Satellite Lease Agreement (collectively, "Proceedings"). The parties hereby agree that service of summons, complaint, or other process in connection with any Proceedings may be made as set forth in the Satellite Lease Agreement with respect to service of notices, and that service so made shall be as effective as if personally made in the State of Delaware.

              3. Acknowledgments.  As set forth in the Satellite Lease Agreement
                 ---------------
and in Section 2 above, it is the intent of each of the parties hereto that all Proceedings be heard exclusively through arbitration in the State of Delaware. Each of the parties hereto acknowledges that (i) it has freely agreed that all Proceedings will be heard in accordance with Section 2 above, (ii) the agreement to choose arbitration in the State of Delaware to hear all Proceedings in accordance with Section 2 above is reasonable and will not place such party at a disadvantage or otherwise deny it its day in court, (iii) it is a knowledgeable, informed, sophisticated business entity capable of understanding and evaluating the provisions set forth in this Agreement, including Section 2, and (iv) it has been represented by such counsel and other advisors of its choosing as it has deemed appropriate in connection with its decision to enter into this Agreement, including Section 2.

              4.  Appointment  of Agent.  For purpose of further  effecting  the
                  ---------------------
parties' agreements set forth in the Satellite Lease Agreement and Section 2 above, (i) the parties hereby irrevocably appoint Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, as its agent for acceptance of legal process in the State of Delaware in connection with any Proceeding, and each party agrees that service upon its agent shall have the same legal force and effect as if served upon it personally within the State of Delaware.

              5.   Governing Law.   This  Agreement  shall  be  governed by, and
                   -------------
construed and enforced in accordance with, the internal laws of the State of Delaware.





                                ~~ end of page ~~

                        [signatures appear on next page]

             IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.





AMSC SUBSIDIARY CORPORATION











By


Name:


Title:











AMERICAN MOBILE SATELLITE CORPORATION











By


Name:


Title:











AFRICAN CONTINENTAL TELECOMMUNICATIONS LTD.











By


Name:


Title:

                                  Schedule 1.3
                           WIRE TRANSFER INSTRUCTIONS
                                    OF LESSOR







Bank Name:                        Wachovia Bank of North Carolina

Address:                          100 N. Main Street
                                  Winston-Salem, NC

ABA No.:                          053 100 494

Account Name:                     AMSC Subsidiary Corporation

Account Number:                   8738-071423

Reference:                        Include invoice number, if applicable

AMSC Contact:                     Geri Hopkins
                                  Manager, Treasury Operations
                                    703-758-6453




Schedule 1.3                                                              Page 1

                                  SCHEDULE 2.1

                    SATELLITE RELOCATION AND ACCEPTANCE PLAN

SUMMARY

The following are the major steps in the relocation of the Satellite.

Remove traffic from the Satellite. If practicable, Telesat will assume control from Panamsat at this time.

Adjust ESA and RPMs to the configuration to be used at the Relocated Orbital Position.

Conduct the  North  American Performance Test (a.) t o verify that the Satellite
     Operates as described and can perform acceptably when moved to the Relocated Orbital Location, and (b.) to obtain a set of baseline data. These test are summarized below.

If required, reorient the Satellite to its nominal configuration and restore traffic to the Satellite until the Satellite Relocation Date, then permanently remove traffic from the Satellite.

Drift the Satellite from 101 degrees West to the Relocated  Orbital  Position.
     Transfer orbit facilities in Chilworth England will be upgraded to receive the Satellite and initially operate it until TT&C facilities at Gibraltar and Johannesburg are completed.

Invert and reorient the Satellite and re-adjust RPMs and ESA if required.

Conduct the African  Performance  Test, which are a subset of the North American
     Performance Tests to be repeated at Johannesburg and a few other African points once the Satellite has reached the Relocated Orbital Position to validate that coverage is correct and relocation of the Satellite has not degraded performance.


Schedule 2.1                                                              Page 1

AMSC-1 TEST PLAN DESCRIPTION

The following summarizes the test planned for both the North American and the African Performance Test.

Test Plan Objective

The proposed plan is to test the satellite in North America at or near its current location at 101oW. to both verify performance and to obtain a set of baseline data. These tests would then be repeated in Africa once the satellite has reached the Relocated Orbital Position and is pointed correctly. The accompanying diagrams assume this position is 18o East; slight adjustments to the test points may be needed to accommodate a different orbital location.

The purpose of the test would be as follows:

To verify the L-Band satellite EIRP performance for each of the four beams.

Using the measured EIRP data to verify that the satellite antenna pointing is correct.

To verify the L-Band satellite receive performance for each of the four beams.

To verify the Ku-Band satellite receive performance (one location only).

To verify the Ku-Band downlink performance (one location only).

The main element of the testing will be to verify that the satellite expected coverage is available both in North America and at the new orbital location over Africa.

Payload Test

The following payload test will be performed as appropriate on the forward, reverse and Ku-Ku links.

AEIRP and NFD will be measured for all transmit beams,

NPR will be measured at the original orbital loation of 101.0o W for health verification purposes only,

G/T will be measured for all receive beams; spare receivers will be verified in pre-designated beams,

All sub-bands will be functionally verified, and

All step attenuators will be functionally verified.

Schedule 2.1                                                              Page 2

Mobile Test System

It is proposed to use the AMSC mobile L-band EIRP test system to confirm satellite L-Band EIRP and L-Band Receive G/T at three test locations.

In addition, a TMI designed and assembled mobile uplink test system with both Ku-band and L-band transmit and receive capability will be deployed during the test phase. The system would include a Ku-Band HPA transmitting via a ground based high gain Ku-Band antenna sufficient to exercise the satellites Ku-Band to L-Band Transponder.
Figure 1 shows the configuration of this test system as now proposed.

Test Point Locations

Test points will be selected to enable all four beams to be tested from a minimum number of test locations (three are proposed). Test Point 3 will be used for both Beam 1 and Beam 4 testing. It is proposed that the test point be selected to correspond to the following geographic locations in Africa:

      Test Point 1 at Pretoria or alternately Johannesburg (Ku + L-Band transmit and receive)

      Test Point 2 at Windhoek, Namibia (L-Band transmit and receive only)

      Test Point 3 at Cabinda, Congo (L-Band transmit and receive only) (Beam 1 and Beam 4)

Final selection of test locations will be determined following final selection of satellite orbital slot and associated satellite pointing.

Note that it is proposed to leave the Ku-Band link test set at one location to simplify logistics and to ensure a satisfactory and stable uplink signal level. Uplinking from Pretoria or Johannesburg has the advantage that the Ku- band signal will be received near the antenna boresight, hence minimizing uplink EIRP requirements.

At each test location the measurement of two beams will be possible, and this will assist in verifying both satellite repeater performance as well as satellite antenna pointing. Data will be collected over a 24 hour period to account for any thermal variations. All measurements will be made using calibrated equipment and within the small signal region of the satellite payload transponders.

Figure 2 shows the proposed test locations in Africa and the corresponding beam coverage at L-Band.

Figure 3 shows the approximate location of the three test points on the L-band pattern when the satellite is located at 101oo W. with assumed nominal coverage of the USA.

Figure 4 shows the coverage when the satellite nominal pointing is changed by approximately 1.9o to the South to enable measurements to be conveniently carried out at three locations in North and Central America. Note that this bias is exactly the amount assumed for ESA shift to optimize coverage of Africa.

Please note that coverage shown for all for the above figures is approximate and only for illustrative purposes.

Fuel Lifetime Estimate

Lessee and Lessor will mutually agree on a method to estimate the remaining fuel life of the Satellite at the Relocated Orbital Position.


Schedule 2.1                                                              Page 3

                                  Schedule 2.3
                            LESSEE'S TT&C FACILITIES
                                  AND SERVICES



Requirements of TT&C Facilities to be provided by Lessee
--------------------------------------------------------

Introduction
------------

Lessee shall provide Tracking Telemetry and Command (TTAC) equipment and facilities as outlined herein suitable to allow transfer to and ongoing operations at the Relocated Orbital Position. Lessee agrees to provide three control facilities each capable of controlling the Satellite via its omni antenna. One facility will be located within the beam of the communications antenna pattern in a location such as Johannesburg, South Africa and will be capable of controlling the Satellite using its directive antenna as well. The second primary site is to be located in Gibraltar. The third site shall be located in Chilworth, England and shall be used for transfer orbit maneuvers via the Satellite's omni antenna. The Chilworth site will also be available for performing the post-drift testing and systems integration with the communications ground segment. The Lessee will inform the Lessor three (3) months prior to the Chilworth station being ready to receive the Satellite to allow traffic transfer and Pre-Drift IOT to be performed. The Johannesburg site will be available prior to commencing revenue service. All sites will be linked to a satellite control facility using redundant International Private Line 64kbps circuits.


Facilities requirements
-----------------------

At  each  site,  facilities  suitable  for  a  Satellite  Control System will be provided  including but not limited to the  following;
               Diesel backed UPS power with a rated power capacity of not less than 50 kVA Environmentally controlled building, with raised computer floor for the installation of satellite control equipment. Suitable land area for two antennas, one 8 meters in diameter, and one 4.5 meters in diameter. Lessee will provide suitable antenna foundations as per each antenna manufacturer's recommendations. The antenna foundations will be not more than 25 meters from where the high power amplifiers are installed. All environmental control of facilities shall meet recommendations as outlined by the provider of the Satellite Control Equipment. Access to the site shall be possible for heavy equipment such as cranes.


Schedule 2.3                                                              Page 1

Lessee will provide suitable communications facilities to allow control of the satellite from a remote location. Facilities required are;
               Standard  DTMF  tone dial  telephone  services
               Facsimile services ISDN services accessible internationally The site shall be serviceable by International Private Line services at data rates of 64 kbps minimum.

Lessee shall provide communications equipment suitable for controlling the satellite from a remote site as per the requirements of the provider of the Satellite Control System.

Antennas and RF  requirements
-----------------------------

Lessee shall provide two antennas at each site. The prime antenna shall have a minimum diameter of 8 meters and the back up antenna a diameter of 4.5 meters. The high power amplifiers (HPAs) shall be 2.5 kilowatt klystrons yielding with the antenna an minimum EIRP of 88 dBW. An EIRP of 88 dBW will provide effective commanding through the spacecraft omni antenna, providing an expected command margin of 15 dB clear sky, assuming a worst case command threshold flux density of -90 dBW/m2 via the omni.

The 8 meter antenna will have the following characteristics;
         Full monopulse tracker using TE21 tracking coupler with Antenna Control Unit Four port linearly polarized feed +/- 90 degree polarization adjustment Minimum 120 degree sector azimuth coverage Feed capable of handling 3kW RF power minimum. G/T of 34 dB/K minimum.
The 34 dB/K antenna performance will provide a minimum telemetry margin of 11.3 dB, with respect to a 1E-6 Bit Error Rate, assuming a 4 kilobit data rate and a spacecraft EIRP of 7dBW nominal through the omni.

The RF system will be equipped with redundant up and down converters, redundant LNA's and HPA's.

The high power waveguide combining system will allow routing of the command signal to either the backup (4.5 meter) or the primary (8 meter) antenna using a variable power combining system.

The 4.5 meter antenna will allow command and telemetry operations during periods when the 8 meter antenna is not available due to repair, maintenance and overhaul. The EIRP is to be 83 dBW minimum and the G/T is 29 dB/K. This will provide an expected margin of 6 dB for telemetry via the satellite' s omni, suitable to back up the 8 meter under clear sky conditions. Margins via the Satellite's communication antenna will be 10 dB's higher nominally.

Schedule 2.3                                                              Page 2

Computers and Baseband equipment
--------------------------------

Lessee shall provide computers with associated software to allow full remote command, telemetry and range functions to be performed at the station from a remote Satellite Control facility. The monitor and control equipment provided shall allow remote control and monitoring of all the satellite control facility's subsystems. The systems provided shall be fully redundant at each of the TTAC stations. The software shall be suitably modified and upgraded to permit full processing of command and telemetry data for the Lessee spacecraft. Local display consoles shall be installed which will display local spacecraft telemetry data to support emergency spacecraft operations should control from the remote Satellite Control Facility not be available. The system will allow an operator to send manual commands to the spacecraft using the front panel controls of the command generator. Baseband equipment includes telemetry receivers, FM modulators, command generators, telemetry processors, computers, display systems, range tone generator processors, bit synchronizers, PSK demodulators and associated patch panels.



Schedule 2.3                                                              Page 3

                                  Schedule 3.8
                               REPORTING SCHEDULE



The following shall be the reporting schedule for the Lessee to the Lessor:

          Anomaly  Notification shall take place immediately upon the occurrence
          ---------------------
          of any anomaly that threatens or affects the health or safety of the Satellite or the availability of communications services via verbal and pager notification to the Lessor upon detection of an anomaly.

          Anomaly Reports shall be generated whenever an anomaly is detected by
          ----------------
          either the TT&C Services provider or by the payload monitoring that is being performed by the Lessee. In the case of any anomaly that threatens or affects the health or safety of the Satellite or the availability of communications services, this report shall be a detailed description along with supporting technical data and shall be provided no more than two (2) days after anomaly has occurred. All other anomaly reports shall be summarized and included in the System Status Report.

          Anomaly  Investigation  Reports  shall be  generated  no more than one
          -------------------------------
          month from detection of any anomaly that threatens or affects the health or safety of the Satellite or the availability of communications services. The Anomaly Investigation Report shall be a detailed engineering study addressing the cause of the anomaly, impact to the Satellite and correction actions required, if any, due to the anomaly.

          System Control Log: Lessee shall maintain a log showing date, time and
          ------------------
          person performing each entry. The System Control Log shall show the completion of all planned events and note any unusual, unplanned events with the Satellite or ground system. A copy of the log shall be available for inspection at all times and shall be maintained throughout the term of the Lease.

          Payload  Utilization  Reports shall be generated on a quarterly  basis
          -----------------------------
          showing on a monthly basis the busy hour utilization of each beam and the busy hour of each matrix of the Satellite.

          Satellite Health Reports shall be generated on a yearly basis suitable
          ------------------------
          for submission to any outside entity Lessee deems appropriate. This report shall provide a detailed status of each subassembly of the craft.




Schedule 3.8                                                              Page 1

          Satellite Status Reports shall be generated  quarterly with a focus on
          ------------------------
          changes that may have occurred from the last Satellite Health Report.

          System Status  Reports shall be generated  quarterly  summarizing  the
          ----------------------
          status of the Satellite or ground system, with a focus on changes that may have occurred since the last System Status Report.




Schedule 3.8                                                              Page 2

                                  Schedule 3.12
                              ESCROW OF SECURITIES



               Name                                   Title/Position
               ----                                   --------------


         C. Paul Dollery                      Vice Chairman, African Continental
                                                   Telecommunications Ltd.


         James R. Walker                       Chief Executive Officer, African
                                             Continental Telecommunications Ltd.


         Tony Leng                                Managing Director, African
                                             Continental Telecommunications Ltd.


         Ernest G. DeNigris                    President, African Continental
                                                  Telecommunications Ltd.


         Michael Johnson                     Chief Financial Officer, African
                                            Continental Telecommunications Ltd.





Schedule 3.12                                                             Page 1

                              Schedule 5.1 and 5.2

                        GOVERNMENT APPROVALS AND CONSENTS
                          TO RELOCATE THE SATELLITE AND
                        CONSUMMATE THE LEASE TRANSACTIONS





                       United States Government Approvals

                        Federal Communications Commission

                           Department of Commerce and
                  any other applicable agencies with respect to
                    export control matters or with respect to
                the Satellite and the licensed software under the
                          CGS and the License Agreement




                          Canadian Government Approvals

                                 Industry Canada
                (including under the Bulk Capacity Lease of TMI)
               with respect to change in spectrum and orbital slot
                              for the TMI Satellite

                 Communications Security Establishment (Canada)
                        with respect to the TMI Satellite





Schedule 5.1/5.2                                                          Page 1

                                  SCHEDULE 10.1

                                LESSOR'S CONSENTS







1.  Approval of the Federal Communications Commission



2. Export control approval by the Department of Commerce and other government agencies, as applicable






Schedule 10.1                                                             Page 1

                                  SCHEDULE 10.2

                             AMSC PARENT'S CONSENTS






1.  Approval of the Federal Communications Commission



2. Export control approval by the Department of Commerce and other government agencies, as applicable






Schedule 10.2                                                             Page 1

                                Schedule 12.1(d)
                                 LESSEE CONSENTS




                         Teleport License from Gibraltar

                      Approval of Relocated Orbit Position

                         Orbital Space License under the
                   Outer Space Act 1986 (Gibraltar) Order 1996
                           (Gibraltar or UK approval)

                       Spectrum approval and coordination




Schedule 12.1(d)                                                          Page 1

                                Schedule 12.1(e)














                     FOUNDERS AND THEIR OWNERSHIP INTERESTS










Schedule 12.1(e)


                         Elcor Satellites (PTY) Limited

Shareholder                                            Number of Shares*
---------------------------------------------------    -------------------
Yancey Family LP                                           8,086,307
Prentiss Yancey                                            8,086,307
Charles Andrews                                            4,917,173
Samuel A. Andrews                                            100,000
Homer B. Walls                                               100,000
J.L. Nelson                                                  100,000
Balozi Harvey                                              4,624,973
Andrew Young                                                 453,622
Victor Labat                                                 453,622
Inner City Broadcasting                                      246,534
Gregory Brown                                             31,326,392
China Victory Investment Limited                           1,918,592
James R. Walker                                            5,329,800
James R. Walker K/A J.A. Tobey                             1,184,400
James R. Walker K/A J.B. Walker                            1,184,400
James R. Walker K/A J.R. Walker                            1,184,400
Michael W. Johnson                                         2,664,900
Michael W. Johnson Jr. Trust                                 888,300
Robert Graham Clark                                        1,184,400
Gary Goodchild                                             1,184,400
Ratory, L.P. (a Delaware limited partnership)              1,184,400
Babacar N'Diaye                                            1,184,400
Investment Facility 581 (PTY) Ltd.                         1,776,600
Kaydon Limited                                             8,883,000
PTC Holdings Limited                                       8,883,000
Tintagle Trading Company Limited                           8,883,000
Thomas Wynne Watts                                         3,553,200
Olivier Chedel                                               888,300
PTC Holdings Limited                                      67,119,850
Comorant Commercial Enterprises LTD                        1,776,600
Elaine Dollery                                             1,776,600
Elcor Holdings Limited                                    11,700,000
Skybird Limited                                            4,700,000
Christopher Paul Dollery                                  20,135,954
Kenly Limited                                             16,779,963
Francis Elaine Dollery                                    13,423,970
Pippin Limited                                            16,779,963
Percy Sutton                                               9,075,493
Touch and Tutor Research and Development                   1,184,790
Charles Andrews                                              592,395
                                                            --------
   Total                                                 305,500,000


--------------------------------
* Ordinary shares of R0.001 (one tenth of one cent) each



Schedule 12.1(e)                                                          Page 1